SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Check the appropriate box:
[     ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FIRSTBANK CORPORATION
(Name of registrant as specified in its charter)

________________________________________________________________________
(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[ X ] No fee required
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[     ] Fee paid previously with preliminary materials
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS FIRSTBANK CORPORATION 311 Woodworth Avenue P.O. Box 1029 Alma, Michigan 48801

The annual meeting of the shareholders of Firstbank Corporation will be held at the Heritage Center on the campus of Alma College, West Superior Street, Alma, Michigan 48801, on Monday, April 24, 2006 at 4:30 p.m. (Alma time) to consider and vote upon:

        1.        The election of three directors to hold office for three year terms.

        2.        Approval of the Firstbank Corporation 2006 Stock Compensation Plan.

        3.        Any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders of record at the close of business on March 3, 2006, will be entitled to vote at the annual meeting and any adjournment of the meeting.

BY ORDER OF THE BOARD OF DIRECTORS, /s/ Samuel G. Stone Samuel G. Stone, Executive Vice President, Chief Financial Officer, Secretary, and Treasurer

Alma, Michigan
March 13, 2006

IMPORTANT

All shareholders are cordially invited to attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting in person and if you have submitted a proxy card, it will not be necessary for you to vote in person at the meeting. However, if you attend the meeting and wish to change your proxy vote, you will be given an opportunity to do so.

PROXY STATEMENT

FIRSTBANK CORPORATION
311 Woodworth Avenue
P.O. Box 1029
Alma, Michigan 48801
Telephone: (989) 463-3131

ANNUAL MEETING OF SHAREHOLDERS

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Firstbank Corporation (the “Corporation”) to be voted at the annual meeting of its shareholders, to be held at the Heritage Center on the campus of Alma College, West Superior Street, Alma, Michigan 48801, on Monday, April 24, 2006, at 4:30 p.m. (Alma time), and at any adjournment of the meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and form of proxy are first being sent to shareholders on or about March 23, 2006.

        If a proxy in the accompanying form is properly executed, duly returned, and not revoked, the shares represented by the proxy will be voted at the annual meeting of the Corporation’s shareholders and at any adjournment of that meeting. Where a shareholder specifies a choice, a proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for election of all nominees of the Board of Directors and for approval of the Firstbank Corporation 2006 Stock Compensation Plan. The Corporation’s management does not know of any other matters to be presented at the annual meeting. If other matters are presented, the shares represented by proxy will be voted at the discretion of the persons designated as proxies who will take into consideration the recommendations of the Corporation’s management.

        Any shareholder executing a proxy in the enclosed form has the power to revoke it by notifying the Secretary of the Corporation in writing at the address indicated above at any time before it is exercised, or by appearing at the meeting and voting in person.

        Solicitation of proxies is being made by mail. Directors, officers, and regular employees of the Corporation and its subsidiaries may also solicit proxies in person or by telephone without additional compensation. In addition, banks, brokerage firms, and other custodians, nominees, and fiduciaries may solicit proxies from the beneficial owners of shares they hold and may be reimbursed by the Corporation for reasonable expenses incurred in sending proxy material to beneficial owners of the Corporation’s stock. The Corporation will pay all expenses of soliciting proxies.

ELECTION OF DIRECTORS

        Nominations and Voting

        The Board of Directors has nominated Jeff A. Gardner, David D. Roslund and Thomas R. Sullivan for election to the Board of Directors at the annual meeting to serve three year terms that will expire in 2009. Messrs. Gardner, Roslund and Sullivan are incumbents.

        The proposed nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not so selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.

        A vote of shareholders holding a plurality of shares voting is required to elect directors. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as shares voted.

        Shareholder nominations may be made directly by a shareholder, or by written notice delivered or mailed to the secretary of the Corporation not less than ten (10) nor more than fifty (50) days prior to the annual meeting. However, if a shareholder wishes the Board of Directors to consider a nomination as a part of a slate of nominees approved by the Board of Directors, the nomination process described below must be followed.

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        The Nomination Process

        Director nominees are considered and must be approved by the directors on the Board who are independent under SEC and NASDAQ Standards. The Board searches for potential candidates that it identifies by a variety of means as deemed appropriate by the Board.

        The Board has not established specific minimum age, education, years of business experience or specific types of skills for potential candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. In general, the Board requires that each of its members will have the highest personal and professional ethics, integrity and values; will consistently exercise sound and objective business judgment; and will have a comfort with diversity in its broadest sense. In addition, it is anticipated that the Board as a whole will have individuals with significant appropriate senior management and leadership experience, a comfort with technology, a long-term and strategic perspective, and the ability to advance constructive debate. It will be important for the Board as a whole to operate in an atmosphere where the chemistry of the individuals is a key element.

        The independent directors will consider shareholder nominations for directors submitted in accordance with the following procedure. A notice relating to the nomination must be given in writing to the Corporation not later than sixty (60) days nor more than ninety (90) days prior to the anniversary of the prior year’s annual meeting. Such notice must be accompanied by the nominee’s written consent, contain information relating to the business experience and background of the nominee and contain information with respect to the nominating shareholder and persons acting in concert with the nominating shareholder. There are no differences in the manner in which the independent directors evaluate a candidate that is recommended for nomination for membership on the Corporation’s Board by a shareholder. As of this time, the Board has not received any recommended nominations from any of the Corporation’s shareholders in connection with the Annual Meeting.

        Upon receipt of information concerning a shareholder proposed candidate, the Chair of the Board assesses the Board’s needs, primarily whether or not there is a current or pending vacancy or a possible need to fulfill by adding or replacing a director, and then develops a director profile by comparing the current state of Board characteristics with the desired state and the candidate’s qualifications. The profile and the candidate’s submitted information are provided to the Board for discussion. Similarly, if at any time the Board determines there may be a need to add or replace a director, the Chair of the Board develops a Director profile by comparing the current state of Board characteristics with the desired state. If no candidates are apparent from any source, the Board will determine the appropriate method to conduct a search. The Board has, to date, not paid any third party fee to assist in identifying and evaluating nominees.

        The Corporation has not established a nominating committee because it desires active participation of all Board members in the analysis and process of making nominations. In addition, nominations are approved by directors who are independent, ensuring the integrity of the nomination process in the same manner that establishing a nominating committee would. The Board has not adopted nomination charter provisions but it has adopted a formal written board resolution approving the procedure described above.

        A vote of shareholders holding a plurality of shares voting is required to elect directors. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as shares voted.

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YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR ELECTION OF ALL NOMINEES AS DIRECTORS

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APPROVAL OF THE FIRSTBANK CORPORATION 2006 STOCK COMPENSATION PLAN

        On February 27, 2006 the Board of Directors adopted the Firstbank Corporation 2006 Stock Compensation Plan (the “Plan”), subject to approval by the Corporation’s shareholders. The following summary of the Plan is subject to the specific provisions contained in the complete text of the Plan set forth in Appendix A to this Proxy Statement.

        Purpose. The purpose of the Plan is to promote the long-term success of the Corporation for the benefit of the Corporation’s shareholders through stock-based compensation by aligning the personal interests of the Corporation’s employees with those of its shareholders.

        Eligibility. Employees of the Corporation and its subsidiaries are eligible to participate in the Plan. The number of persons eligible to participate in the Plan as of February 1, 2006, was approximately 321.

        Administration. The Plan is administered by a committee of the Board of Directors (the “Committee”). The Committee will be composed of at least two directors, each of whom is not an employee of the Corporation. Each member of the Committee is required to be a “non-employee director” within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended, and no member of the Committee is eligible to participate in the Plan. Subject to the Corporation’s Articles, Bylaws, and the provisions of the Plan, the Committee has the authority to select employees to whom Awards (as defined below) may be awarded; the type of Awards (or combination thereof) to be granted; the number of shares of Common Stock to be covered by each Award; and the terms and conditions of any Award, such as conditions of forfeiture, transfer restrictions and vesting requirements.

        The Plan provides for the granting of a variety of stock-based Awards, described in more detail below, such as stock options, including incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), restricted stock, performance shares, and other stock-based awards. These Awards are granted at no cost to the recipients. The term of the Plan is ten years, and no Awards may be granted under the Plan after February 27, 2016.

        Types of Awards. The following types of awards ("Awards") may be granted under the Plan:

        An “Option” is a contractual right to purchase a number of shares at a price determined at the date the Option is granted. Options include incentive stock options, as defined in Section 422 of the Code, as well as nonqualified stock options. The exercise price included in both incentive stock options and nonqualified stock options must equal at least 100% of the fair market value of the Common Stock at the date of grant. Options are granted at no cost to the recipients.

        “Restricted Stock” are shares of Common Stock granted to an employee for no or nominal consideration. Title to the shares passes to the employee at the time of the grant; however, the ability to sell or otherwise dispose of the shares is subject to restrictions and conditions determined by the Committee.

        “Performance Shares” are an Award of the right to receive stock or cash of an equivalent value at the end of the specified performance period upon the attainment of specified performance goals.

        An “Other Stock-Based Award” is any other Award that may be granted under the Plan that is valued in whole or in part by reference to or is payable in or otherwise based on Common Stock.

        Shares Subject to Plan. A total of 300,000 shares of the Corporation’s Common Stock will be reserved for issuance under the Plan, if the Corporation’s shareholders approve. The shares to be issued under the Plan will be authorized and unissued shares, including shares reacquired by the Corporation which have that status. The number of shares that may be issued under the Plan and the number of shares subject to Options are subject to adjustments in the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Common Stock. Subject to certain restrictions, unexercised Options, lapsed shares of Restricted Stock, and shares surrendered in payment for exercised Options may be reissued under the Plan.

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        Termination or Amendment of the Plan. The Board may at any time amend, discontinue, or terminate the Plan or any part thereof; however, unless otherwise required by law, the rights of a participant may not be impaired without the consent of such participant. In addition, without the approval of the Corporation’s shareholders, no amendment may be made which would increase the aggregate number of shares of Common Stock that may be issued under the Plan, change the definition of employees eligible to receive Awards under the Plan, extend the maximum option period under the Plan, decrease the Option price of any Option to less than 100% of the fair market value on the date of grant, otherwise materially increase the benefits to participants in the Plan or cause the Plan not to comply with certain applicable securities and tax law requirements.

        Participation and Assignability. Neither the Plan nor any Award agreement granted under the Plan entitles any participant or other employee to any right to continued employment by the Corporation or any subsidiary. Generally, no Award, Option, or other benefit payable under the Plan may, except as otherwise specifically provided by law, be subject in any manner to assignment, transfer, or encumbrance. However, Nonqualified Stock Options may be transferred without consideration to: (i) an immediate family member of the optionee, (ii) a trust for the benefit of the immediate family members of the optionee, or (iii) a partnership or limited liability Corporation whose only partners or members are immediate family members of the optionee, if the optionee satisfies such conditions to the transfer as may be required by the Committee. Upon termination of employment, any portion of unexercised Options which are exercisable on the termination date must generally be exercised within three months of the termination date for any termination other than as a result of the death, disability, or retirement of the employee, in which case the Plan provides for longer exercise periods.

        Federal Tax Consequences. The following summarizes the consequences of the grant and acquisition of Awards under the Plan for federal income tax purposes, based on management’s understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality.

        Options. Plan participants will not recognize taxable income at the time an Option is granted under the Plan unless the Option has a readily ascertainable market value at the time of grant. Management understands that Options to be granted under the Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an Option. For nonqualified stock options, the difference between the fair market value of the shares at the time an Option is exercised and the Option price generally will be treated as ordinary income to the optionee, in which case the Corporation will be entitled to a deduction equal to the amount of the optionee’s ordinary income. With respect to incentive stock options, participants will not realize income for federal income tax purposes as a result of the exercise of such Options. In addition, if common stock acquired as a result of the exercise of an incentive stock option is disposed of more than two years after the date the Option is granted and more than one year after the date the Option was exercised, the entire gain, if any, realized upon disposition of such common stock will be treated for federal income tax purposes as capital gain. Under these circumstances, no deduction will be allowable to the Corporation in connection with either the grant or exercise of an incentive stock option. Exceptions to the general rules apply in the case of a “disqualifying disposition.” If a participant disposes of shares of common stock acquired pursuant to the exercise of an incentive stock option before the expiration of one year after the date of exercise or two years after the date of grant, the sale of such stock will be treated as a “disqualifying disposition.” As a result, such a participant would recognize ordinary income and the Corporation would be entitled to a deduction in the year in which such disposition occurred.

        The amount of the deduction and the ordinary income recognized upon a disqualifying disposition would generally be equal to the lesser of: (a) the sale price of the shares sold minus the Option price, or (b) the fair market value of the shares at the time of exercise and minus the Option price. If the disposition is to a related party (such as a spouse, brother, sister, lineal descendant, or certain trusts for business entities in which the seller holds a direct or indirect interest), the ordinary income recognized generally is equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized upon disposition, in excess of the ordinary income, will be taxable as capital gain. In addition, the exercise of incentive stock options may result in an alternative minimum tax liability.

        Restricted Stock. Recipients of shares of Restricted Stock that are not “transferable” and are subject to “substantial risk of forfeiture” at the time of grant will not be subject to federal income taxes until the lapse or release of the restrictions on sale of the shares, unless the recipient files a specific election under the Code to be taxed at the time of grant. The recipient’s income and the Corporation’s deduction will be equal to the excess of the then fair market value (or sale price) of the shares less any purchase price.

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        Performance Shares. Participants are not taxed upon the grant of Performance Shares. Upon receipt of the underlying shares or cash, a participant will be taxed at ordinary income tax rates (subject to withholding) on the amount of cash received and/or the current fair market value of stock received, and the Corporation will be entitled to a corresponding deduction. The participant’s basis in any Performance Shares received will be equal to the amount of ordinary income on which he or she was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.

        Required Vote for Approval. On February 27, 2006, the Board of Directors of the Corporation approved the Plan, subject to shareholder approval. At the Annual Meeting, the shareholders are being requested to consider and approve the Plan. The affirmative vote of a majority of the holders of the Corporation’s outstanding voting stock represented and voted at the Annual Meeting is required to approve the Plan.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR APPROVAL OF THE FIRSTBANK CORPORATION 2006 STOCK COMPENSATION PLAN

VOTING SECURITIES

        At the close of business on March 3, 2006, the record date for determination of the shareholders entitled to vote at the annual meeting, the Corporation had issued and outstanding 6,286,778 shares of its Common Stock, the only class of voting securities presently outstanding. Each share entitles its holder to one vote on each matter to be voted upon at the meeting.

        The Corporation is not aware of any shareholder that is the beneficial owner of more than five percent of the outstanding shares of Common Stock of the Corporation as of March 3, 2006.

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        The following table shows certain information concerning the shares of the Corporation beneficially owned by each of the Corporation’s directors and nominees for director, by the executive officers named in the summary compensation table below, and by all directors and executive officers as a group as of December 31, 2005.

	Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner	Sole Voting And Investment Power		Shared Voting or Investment Power (2)	Total Beneficial Ownership		Percent of Class
William L. Benear	17,182	(3)(4)	0	17,182	(3)(4)	*
Duane A. Carr	8,589		7,911	16,500		*
David W. Fultz	0		1,065	1,065	(2)	*
William E. Goggin	15,316		7,898	23,214	(2)	*
Jeff A. Gardner	38,274		17,349	55,623	(2)	*
Edward B. Grant	647		9,377	10,024	(2)	*
Dale A. Peters	18,121	(3)(4)	11,446	29,567	(2)(3)(4)	*
David D. Roslund	3,846		664	4,510	(2)	*
Samuel A. Smith	1,457		6,184	7,641	(2)	*
Samuel G. Stone	22,694	(3)(4)	0	22,694	(3)(4)	*
Thomas R. Sullivan	47,319	(3)(4)	0	47,319	(3)(4)	*
James E. Wheeler II	20,322	(3)(4)	16,986	37,308	(2)(3)(4)	*
All Directors and Executive Officers	201,678		70,969	272,647
as a Group (12 Persons)

*Represents less than 1 percent of the outstanding shares.

(1)	The numbers of shares stated are based on information furnished by each person listed and includes shares personally owned of record by that person and shares which under applicable regulations are deemed to be otherwise beneficially owned by that person. Under these regulations a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or investment power with respect to the security. Voting power includes the power to vote or to direct the voting of the security. Investment power includes the power to dispose or to direct the disposition of the security. A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days.

(2)	Includes shares as to which the indicated person is legally entitled to share voting or investment power by reason of joint ownership, trust, or other contract or property right and shares held by spouses and children over whom the indicated person may have substantial influence by reason of the relationship.

(3)	Includes shares allocated to individual accounts under the 401(k).

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(4)	Shares that may be acquired pursuant to stock options that are exercisable within 60 days are included in the table. The number of shares subject to such options for Mr. Benear is 15,013 shares; Mr. Peters is 18,121 shares; Mr. Stone is 16,443 shares; Mr. Sullivan is 14,992 shares; and Mr. Wheeler is 15,440 shares.

BOARD OF DIRECTORS

        The Articles of Incorporation of the Corporation provide that the Board of Directors will be divided into three classes, as nearly equal in number as practicable, with the term of office of one class expiring each year. The present Board of Directors consists of seven persons who are elected to the Board of Directors for terms of three years each by the Corporation’s shareholders.

        Biographical information concerning the current directors and the nominees who are nominated for election to the Board of Directors at the annual meeting is presented below. Except as otherwise indicated, all directors and nominees have had the same principal employment for over five years. With the exception of Mr. Sullivan, the Corporation’s President and Chief Executive Officer, all directors and director nominees have been determined by the Board of Directors to be independent under the NASDAQ Listing Standards.

A.     Nominees for 3-Year Terms Expiring in 2009

Jeff A. Gardner (age 53) has been a director and vice-chairman of Keystone Community Bank since 1997 and the Corporation since October 2005. Mr. Gardner is president of Gardner Group, which he formed in 1980. Gardner Group provides real estate services throughout southwestern Michigan, including development, construction, management, brokerage and maintenance. Mr. Gardner is a principal in numerous real estate developments, construction projects, and a consulting company. Mr. Gardner holds the designation of Certified Property Manager CPM.

David D. Roslund (age 65) has been a director of Firstbank – Alma since March, 1990 and of the Corporation since January, 1995. Mr. Roslund, a certified public accountant, is the Administrator of Wilcox Health Care Center, a nursing home facility located in Alma, Michigan. He also is an investor in, and manager of, several local small businesses.

Thomas R. Sullivan (age 55) became President & Chief Executive Officer of Firstbank Corporation in January, 2000. He has served as President, Chief Executive Officer and a Director of Firstbank (Mt. Pleasant) since 1991. He has also served as a director of Firstbank – Alma, Firstbank – West Branch and Firstbank – Lakeview since January, 2000, as a director of Firstbank – St. Johns since June, 2000, and as a director of Keystone Community Bank effective October, 2005. Mr. Sullivan also served as Vice President of the Corporation from 1991 to 1996 and Executive Vice President of the Corporation from 1996 to 2000.

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B.     Directors with 3 Year Terms Expiring in 2007

Duane A. Carr (age 66) has been a director of Firstbank — Lakeview since April, 1980 and of the Corporation since April, 1998. He is an attorney with the law firm Miel & Carr in Stanton, Michigan. He is also an active farmer in Carr Farms Partnership in Lakeview, Michigan.

David W. Fultz (age 58) has been a director of Firstbank – West Branch since October, 1994 and of the Corporation since 2004. He is the owner of Fultz Insurance Agency located in St. Helen, Michigan and Kirtland Insurance Agency located in Rose City, Michigan.

William E. Goggin (age 60) has been a director of Firstbank — Alma since February, 1974 and of the Corporation since December, 1985. Mr. Goggin has served as Chairman of the Board of the Corporation since 1986 and Chairman of the Board of Firstbank — Alma since 1974. He is an attorney with the law firm Goggin Law Offices in Alma, Michigan.

C.     Directors with 3-Year Terms Expiring in 2008

Edward B. Grant (age 56) has been a director of Firstbank (Mt. Pleasant) since 1988 and of the Corporation since 1990. He has served as Chairman of the Board of Firstbank (Mt. Pleasant) since 1989. Mr. Grant is the General Manager of Public Broadcasting at Central Michigan University.

Samuel A. Smith (age 53) has been a director of Firstbank – St. Johns since June, 2000 and of the Corporation since June, 2003. Mr. Smith is the owner of Smith Family Funeral Homes, Inc. headquartered in Elsie, Michigan.

        The Board of Directors of the Corporation held 12 regularly scheduled meetings during 2005. All incumbent directors attended at least 75 percent of all meetings of the Board of Directors and any committees on which they served.

        The Board of Directors of the Corporation does not have a standing nominating committee. All members of the Board of Directors perform the function of the nominating committee. In making nominations for election to the Board of Directors, the Board of Directors will consider recommendations of shareholders. Shareholders who wish to recommend nominees should submit their recommendations in writing, delivered or mailed, to the Secretary of the Corporation.

Independence Of Directors and Attendance at Meetings

        The Board of Directors of the Corporation is composed of a majority of independent directors (as independence is defined in the NASDAQ Listing Standards). During the fiscal year ended December 31, 2005, the Board of Directors of the Corporation and the Banks held a total of 75 regular meetings. Various committees of the Boards held meetings as needed. Each director attended at least seventy-five percent (75%) of the total meetings of the Boards of Directors and meetings of the committees on which they served. The Corporation also encourages all members of the Board to attend the Corporation’s annual meeting of shareholders each year. All members of the Board of Directors of the Corporation attended the Corporation’s 2005 annual meeting.

Communication With the Corporation’s Board of Directors

        Shareholders may communicate with members of the Corporation’s Board by mail addressed to the full Board, a specific member of the Board, or to a particular committee of the Board at 311 Woodworth Avenue. Alma, Michigan 48801.

Code of Ethics

        The Corporation has adopted a Code of Ethics that applies to the Corporation’s executive officers (including the Corporation’s Chief Executive Officer and principal Financial Officer) and all of the directors. The Corporation’s Code of Ethics can be obtained free of charge by sending a request to the Corporation’s corporate secretary at 311 Woodworth Avenue, Alma, Michigan 48801. Any changes or waivers to the Code of Ethics will be disclosed on the Corporation’s website.

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Compensation of Directors

        All members of the Corporation’s Board of Directors also serve on the board of directors of a subsidiary bank. Only outside directors receive compensation for their service in each of those capacities. Outside directors of the Corporation and of the subsidiary banks have the option of receiving fees in cash or to purchase Firstbank Corporation common stock, except when the fee is noted as being paid in shares of common stock.

        The Corporation pays its Chairman of the Board a retainer of $3,000 per year and 100 shares of the Corporation’s common stock. The Chairman of the Audit Committee is paid a retainer of $3,000 per year. Additionally, each outside corporate director, including the Chairman, receives 400 shares of the Corporation’s common stock as a retainer and is paid a fee for attendance at meetings of the board or board committees. A fee of $700 is paid for each regular Board of Directors meeting attended, $250 for each conference call in which the director participates, $1,250 for each full day and $1,000 for each half day special Board of Directors meeting attended. Directors who serve on the Corporation’s Audit and Compensation Committees are paid $250 for each committee meeting attended.

        Each outside director of the Corporation is also a director of Firstbank – Alma, Firstbank (Mt. Pleasant), Firstbank – West Branch, Firstbank – Lakeview, Firstbank – St. Johns or Keystone Community Bank. Outside Chairman of the Boards of Directors of the banks each receive 100 shares of the Corporation’s common stock as a retainer. Additionally, each outside member of the Firstbank – Alma, Firstbank (Mt. Pleasant), Firstbank – West Branch, Firstbank – Lakeview, and Firstbank – St. Johns boards of directors, including the Chairman, receives 100 shares of Firstbank Corporation common stock per year as a retainer, and is paid a meeting fee for attendance at board meetings as follows: $450 is paid for each regular bank board of directors meeting attended; $750 for each full day and $500 for each half day special bank board of directors meeting attended; and outside directors who also serve on committees of the Bank Board are paid $100 for each meeting attended, except directors serving on the bank’s Executive Committee are paid $200 for attendance at Executive Committee meetings. Each outside director of Keystone Community Bank is paid a retainer of $3,000 per year, and outside Vice Chairmen of that board are paid an additional $1,000 retainer. Each outside director of Keystone Community Bank is paid a fee of $600 for each regular bank board of directors attended, and outside directors who also serve on committees of the Keystone Community Bank board are paid $150 for each meeting attended, except the Chairman of the Keystone Community Bank Audit Committee is paid at total of $300 for attendance at meetings of the Audit Committee.

Audit Committee

        The Audit Committee oversees the Corporation’s accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. For example, the Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; appoints and approves the compensation of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the auditors to perform the internal audit functions and services which the independent auditors are not permitted to perform; reviews the financial statements to be included in the Corporation’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Corporation’s quarterly financial statements. The Audit Committee is composed of Messrs. Grant, Roslund, Smith and Fultz. The Audit Committee met 8 times during the fiscal year ended December 31, 2005.

        All members of the Corporation’s Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). Mr. Grant has been designated by the Board as the Audit Committee’s financial expert. Mr. Grant is independent of management, as such term is used in item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. The Corporation has adopted a written Audit Committee Charter that was attached as Exhibit A to the Corporation’s proxy statement for the 2005 Annual Shareholders Meeting. On March 8, 2006, the Audit Committee submitted to the Board the following report.

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Audit Committee Report

        We have reviewed and discussed with management the Corporation’s audited consolidated balance sheet as of December 31, 2005 and 2004, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2005.

        We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board and have discussed with the auditors the auditors’ independence.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Corporation’s Form 10-K for the year ended December 31, 2005.

Respectfully submitted, Edward B. Grant, CPA, Chairman David D. Roslund, CPA Samuel A Smith David W. Fultz

REPORT ON EXECUTIVE COMPENSATION

Compensation Committee

        The compensation committee is comprised of the outside directors of the Board of the Corporation and, as a committee, they administer the Stock Option and Restricted Stock Plan of 1993 (the “1993 Plan”) and the Stock Option and Restricted Stock Plan of 1997, as amended (the “1997 Plan”). The Corporation’s Board of Directors has the responsibility for establishing the formal employee benefit plans which are available to the employees of the Corporation and its subsidiaries. These plans currently include a qualified 401(k) plan (under which employees can direct investment in Firstbank Corporation stock), a non-qualified deferred compensation plan, the 1993 Plan, and the 1997 Plan. The compensation committee of the Corporation also reviews and formally approves the compensation to be paid to the chief executive officers of the subsidiary banks, each of whom is also an officer of the Corporation. Recommendation of the compensation of the subsidiary bank chief executive officers is, however, the role of the Boards of Directors of the subsidiary banks.

Executive Compensation Report

        Mr. Sullivan serves as President and Chief Executive Officer of Firstbank Corporation and Firstbank (Mt. Pleasant). With the exception of Mr. Sullivan, all officers of the Corporation who are also officers of one of its affiliates serve as officers of the Corporation as an incident to their primary service as an officer and employee of a subsidiary bank. Although there is a great deal of communication between the Board of Directors of the Corporation and the Boards of Directors of the banks, except as to subsidiary bank chief executive officers, the Boards of Directors of the banks retain authority and responsibility for setting compensation for their own officers, including those officers who also serve as officers of the Corporation.

        All officers receive a salary and, if net income is satisfactory, an annual cash bonus. It is the policy of the Corporation and the banks to set salaries at levels which will be competitive with other comparable financial institutions in order to enable the Corporation and the banks to retain, and when needed, attract qualified executive officers. Information on compensation levels of other institutions is obtained from compensation surveys published by the Michigan Bankers Association and other sources. In setting salaries, the Corporation and the banks also seek to assure relative fairness in the compensation of officers and to recognize the value of the contribution that each makes to the Corporation’s success. Annual cash bonuses are based on a discretionary evaluation of the performance of the Corporation and the subsidiary bank, if any, of which the officer serves. Bonuses also take into account recognition of specific personal achievements of the individual officers.

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        During the third quarter of 2001, the accounting firm of Plante & Moran LLP conducted a compensation study for the Corporation. This study, among other things, included a local, regional, and national survey of financial institutions comparable in size to the Corporation. The information from this study, was updated in the second quarter of 2004, and is used primarily for establishing compensation levels and incentive programs.

        During 2005, stock options were awarded under the 1997 Plan to all full-time benefit eligible employees as of December 31, 2005. The number of shares subject to each option was based on the position and discretionary assessment of the performance of each grantee. All options are granted for a term of ten years but terminate, subject to certain limited exercise provisions, in the event of retirement or other termination. All option grants of 50 shares or less become fully vested one year after the grant date. Option grants in greater amounts vest over a period of five years from the date of the grant with 20% of the option vesting on each yearly anniversary of the date of the grant.

        The Corporation generally maintains a conservative level of perquisites and personal benefits. The dollar value of perquisites and personal benefits provided to executive officers does not exceed 10% of each executive officer’s respective annual salary and bonus.

        Section 162(m) of the Internal Revenue Code provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. The Corporation’s Board of Directors has examined its executive compensation policies in light of Section 162(m) and the regulations issued by the Internal Revenue Service to implement that section. It is not expected that any portion of the Corporation’s deduction for employee remuneration will be disallowed in 2005 or in future years by reason of actions expected to be taken in 2006.

        The salary of Thomas R. Sullivan, President and Chief Executive Officer of the Corporation and Firstbank (Mt. Pleasant), is reviewed and approved by the Compensation Committee and the Board of Directors of the Corporation. Mr. Sullivan’s bonus is reviewed by a collective effort between the Firstbank Corporation and Firstbank (Mt. Pleasant) Boards of Directors with the final approval residing with the Corporate Board. In recommending and approving Mr. Sullivan’s salary, the committee and the boards consider a survey of compensation paid to executive officers by Michigan financial institutions of more or less comparable size. Mr. Sullivan’s salary, bonus, and stock option awards were also based on a discretionary evaluation of Mr. Sullivan’s personal performance and the operating results of the Corporation and Firstbank (Mt. Pleasant). For this purpose, the committee and the Boards of Directors focused on the earnings of the Corporation and Firstbank (Mt. Pleasant) in the year just completed, the quality and productivity of the management team, administrative staffing, the continuing attention to loan quality, and the execution of the Keystone Community Bank acquisition.

Respectfully submitted, Duane A. Carr William E. Goggin Edward B. Grant Samuel A. Smith David D. Roslund David W. Fultz Jeff A. Gardner

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The compensation committee is comprised of the outside members of the Board of Directors of the Corporation. Mr. Sullivan, the President and Chief Executive Officer of the Corporation, has served on the Board of Directors and participated in deliberations concerning compensation of other executive officers. Mr. Sullivan, however, has been excused from meetings at which decisions with respect to his own compensation have been made. The entire Board of Directors, except Mr. Sullivan, serves as a committee to administer the 1993 and 1997 Plans.

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STOCK PERFORMANCE

        The following graph compares the cumulative total shareholder return on the common stock of the Corporation to the KBW 50 Index, published by Keefe, Bruyette & Woods, Inc., the Standard & Poor’s 500 Stock Index and the NASDAQ Bank Index, assuming a $100 investment at the end of 2000. The Standard & Poor’s 500 Stock Index is a broad equity market index. The KBW 50 Index is composed of 50 money center and regional bank holding companies. The NASDAQ Bank Index is composed of 537 banks and savings institutions as well as companies performing functions closely related to banking, such as check cashing agencies, currency exchanges, safe deposit companies and corporations for banking abroad. Cumulative total return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period.

The table below shows dollar values for cumulative total shareholder return plotted in the graph above.

	2000	2001	2002	2003	2004	2005
Firstbank Corporation	$100.00	$109.16	$155.12	$207.38	$208.28	$181.43
S & P 500	$100.00	$ 88.12	$ 68.64	$ 88.33	$ 97.94	$102.75
KBW 50	$100.00	$ 95.88	$ 89.12	$119.46	$131.46	$133.00
NASDAQ Bank	$100.00	$106.35	$107.47	$137.00	$154.24	$149.95

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        For the year 2005, executive officers of the Corporation were compensated as previously described by Firstbank Corporation and/or Firstbank — Alma, Firstbank (Mt. Pleasant), Firstbank — West Branch, Firstbank — Lakeview or Firstbank — St. Johns in accordance with their employment with the applicable banks. Presented below is the remuneration paid for the three years ended December 31, 2005, to the five most highly compensated officers of the Corporation whose salary and bonus exceeded $100,000.

Summary Compensation Table

	Year	Annual Compensation		Long Term	All Other
Name and Principal Position		Salary(1)	Bonus(1)	Compensation	Compensation(3)
				Shares Underlying Options(2)
Thomas R. Sullivan	2005	$240,000	$77,901	1,575	$12,891
Director, President & Chief Executive	2004	$240,708	$60,044	1,653	$13,579
Officer of the Corporation and of	2003	$224,996	$81,426	1,736	$13,459
Firstbank (Mt. Pleasant)
Samuel G. Stone	2005	$166,501	$53,087	1,312	$13,818
Executive Vice President &	2004	$164,992	$39,382	1,378	$ 9,171
Chief Executive Officer, Secretary and	2003	$157,438	$50,434	1,447	$ 8,838
Treasurer of the Corporation
James E. Wheeler II	2005	$138,000	$33,012	1,312	$10,171
Vice President of the	2004	$139,045	$28,023	1,378	$ 7,330
Corporation and President	2003	$130,679	$35,083	1,447	$ 7,383
& Chief Executive Officer
of Firstbank - Alma
Dale A. Peters	2005	$131,314	$28,537	1,312	$14,921
Vice President of the	2004	$128,776	$26,434	1,378	$ 7,061
Corporation and President	2003	$121,833	$39,336	1,447	$ 6,792
& Chief Executive Officer
of Firstbank - West Branch
William L. Benear	2005	$127,357	$29,655	1,312	$12,312
Vice President of the	2004	$127,638	$25,567	1,378	$ 6,799
Corporation and President	2003	$120,711	$33,063	1,447	$ 4,652
& Chief Executive Officer
of Firstbank - Lakeview

(1)	Includes compensation voluntarily deferred under the 401(k) and under the Firstbank Corporation Nonqualified Deferred Compensation Plan.

(2)	The numbers of shares subject to stock options have been adjusted to reflect stock dividends.

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(3)	All other compensation for the year ended December 31, 2005, is comprised of matching contributions under the 401(k) plan as follows:

Thomas R. Sullivan	$12,891
Samuel G. Stone	$13,818
James E. Wheeler II	$10,171
Dale A. Peters	$14,921
William L. Benear	$12,312

Stock Option Information

        Stock options are believed to help align the interests of employees with the interests of shareholders by promoting stock ownership by employees and by rewarding them in appreciation by the price of the Corporation’s stock. Stock options which were granted or outstanding during 2005 were granted under the 1997 Plan.

        The following tables set forth information concerning stock options granted to, exercised by and retained by the named executive officers of the Corporation during 2005.

	Option Grants in Last Fiscal Year
	Individual Grants				Potential Realizable Value at Assumed
	Number of Shares Underlying Options	Percent of Total Options Granted to Employees	Exercise	Expiration	Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Granted(2)	In Fiscal Year	Price(1)	Date	5%	10%
Thomas R. Sullivan	1,575	2.48%	$24.01	11/28/15	$23,782	$60,269
Samuel G. Stone	1,312	2.06	24.01	11/28/15	19,818	50,224
James E. Wheeler II	1,312	2.06	24.01	11/28/15	19,818	50,224
Dale A. Peters	1,312	2.06	24.01	11/28/15	19,818	50,224
William L. Benear	1,312	2.06	24.01	11/28/15	19,818	50,224

	Option Exercises in 2005 and Year End Option Values
Name	Number of Shares Underlying Options Granted(2)	Value Realized	Number of Shares Underlying Unexercised Options at Year End(2) Exercisable/Unexercisable		Value of Unexercised In-The-Money Options at Year End(4) Exercisable/Unexercisable

Thomas R. Sullivan	0	$ 0	14,992	5,052	$ 84,894	$5,692
Samuel G. Stone	0	0	16,443	4,210	125,489	4,743
James E. Wheeler II	0	0	15,440	4,210	109,190	4,743
Dale A. Peters	1,143	8,518	18,121	4,210	129,434	4,743
William L. Benear	4,343	31,577	15,013	4,210	121,721	4,743

(1)	The per share exercise price of each option is equal to the market value of the common stock on the date each option was granted, as adjusted, for the stock dividend issued in December 2005. All outstanding options were granted for a term of ten years. Options terminate, subject to certain limited exercise provisions, in the event of retirement or other termination. No option is exercisable until one year after the date of grant, except for options granted in 1994, which became fully vested six months after the date of grant. The right to exercise options vests over five years with 20% becoming vested on each yearly anniversary of the date of the grant.

(2)	The numbers have been adjusted in accordance with the 1993 Plan and the 1997 Plan to reflect stock dividends.

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(3)	These amounts are based on assumed rates of appreciation over the entire option period without any discount to present value. Actual gains, if any, on stock option exercises will be dependent upon future overall market conditions and on the future performance of the Corporation’s common stock. Amounts realized, if any, may be more or less than the amounts reflected in the table.

(4)	The value of unexercised options reflects the increase in market value of the Corporation’s common stock from the date of grant through December 31, 2005 (when the closing price of the Corporation’s common stock was $23.22 per share). Value actually realized upon exercise by the named executives will depend upon the value of the Corporation’s common stock at the time of exercise.

Severance Benefit Agreements

        The Corporation has entered into individual severance benefit agreements with the named executives as well as certain other of its senior officers. These agreements provide severance benefits if the executive’s employment is terminated without cause within two (2) years after a change-in-control or within six (6) months before a change-in-control of the Corporation. For the purpose of these agreements, a “change-in-control” is defined as a purchase, merger, buyout, consolidation or other reorganization under the terms of which more than fifty percent (50%) of the combined voting power of the outstanding stock of the Corporation becomes held by any group of less than ten (10) individuals, a banking entity, a trust, a corporation or any other business entity. Severance benefits will not be payable if the Corporation terminates the executive’s employment for cause or if the executive resigns for reasons other than a substantial change in the terms or conditions of the executive’s employment. An executive may resign as a result of a substantial change in the terms or conditions of his employment after a change-in-control and retain the benefits provided under the agreement. A substantial change in terms or conditions of employment will be deemed to have occurred if any of the following occurs: the Corporation reduces the executive’s base salary; the Corporation discriminates against the executive as to bonuses, salary increases or fringe benefits; the executive is assigned duties which result in a significant reduction or material change in the executive’s authority or responsibility; or the executive is relocated to a place in excess of twenty-five (25) miles from the location where the executive was based at the time the agreement was executed. The agreements continue indefinitely unless the Corporation takes action to terminate by giving notice at least two (2) years prior to the anniversary date of the agreements when the termination is to be effective. These agreements provide a severance benefit of a lump sum payment equal to one and one-half years salary and incentive bonus and continuation of benefits coverage for two (2) years. The agreements provide that benefits payable under them will be reduced or delayed to the extent necessary so that they would not become subject to any excise taxes imposed with respect to so-called “parachute payments” under the Internal Revenue Code of 1986, as amended.

Securities Authorized for Issuance Under Equity Compensation Plans

The Corporation had the following equity compensation plans at December 31, 2005: the Stock Option Plan of 1993 and the Stock Option Plan of 1997.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options (A)	Weighted-average exercise price of outstanding options (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A (C)
Equity compensation
plans approved by
security holders	448,568	$20.21	29,732
Equity compensation
plans not approved by
security holders	0	0	0

Total	448,568	$20.21	29,732

        These equity compensation plans are more fully described in Note O to the Consolidated Financial Statements.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The Exchange Act requires the Corporation’s directors, officers and persons who own more than 10% of the Corporation’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). SEC regulations require such reporting persons to furnish the Corporation with copies of all such reports they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for those persons, the Corporation believes that from January 1, 2005 through December 31, 2005, its directors, officers and greater than 10% shareholders complied with all applicable filing requirements, except that Mr. Samuel Smith purchased 17.2771shares on December 31, 2004 which were not reported until February 15, 2005 and 76.3636 shares on January 31, 2005 which were not reported until February 15, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Directors and officers of the Corporation and their associates were customers of, and had transactions with, the Corporation’s subsidiary banks in the ordinary course of business between January 1, 2005 and December 31, 2005. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. All loans to directors, officers and their associates were current as of December 31, 2005.

RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        The financial statements of the Corporation for the year ended December 31, 2005, have been examined by Crowe Chizek and Company LLC, certified public accountants, as independent auditors of the Corporation for the 2005 fiscal year. A representative of Crowe Chizek and Company LLC will be at the annual meeting of shareholders and will have an opportunity to make a statement and be available to answer appropriate questions. Crowe Chizek and Company LLC has been the Corporation’s auditors for many years.

        Audit Fees

        The following table shows the fees for professional services of Crowe Chizek for audit and other services they provided to Firstbank for 2005 and 2004:

	2005	2004
Audit Fees (1)	$257,750	$298,000
Audit-Related Fees (2)	13,500	63,135
Tax Fees (3)	18,045	24,900
All Other Fees (4)	39,040	0

(1)	Includes the aggregate fees billed for professional services rendered by Crowe Chizek in 2004 and 2005 for the audit of Firstbank’s annual financial statements, and review of financial statements included in Firstbank’s quarterly reports on Form 10-Q. Included in 2005 and 2004 audit fees, are aggregate fees billed for the audit of the Company’s Sarbanes/Oxley section 404 compliance for internal controls.

(2)	Principally audits of employee benefit plan, and consultation regarding Firstbank’s implementation of Sarbanes/Oxley section 404 (2004 only).

(3)	Principally tax compliance services (including U.S. federal and state tax returns), cost segregation studies, review of quarterly tax computations and consultations regarding various tax strategies.

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(4)	All Other Fees are charges associated with review of SEC documents and computations related to the acquisition of Keystone.

        The Audit Committee’s policy is to pre-approve all audit services and non-audit services that are to be performed for Firstbank by its independent auditors. Under the Audit Committee’s policy, authority to pre-approve permitted services has been delegated to the Audit Committee chairman who can act alone for circumstances when pre-approval is not obtained from the full Audit Committee. Any pre-approval by the delegated authority is required to be reported to the Audit Committee at its next meeting. For 2005, all of the services described in the table above were pre-approved by the Audit Committee.

SHAREHOLDER PROPOSALS

        Shareholder proposals intended to be presented at the 2007 annual meeting must be received by the Corporation for inclusion in its proxy statement and form of proxy relating to that meeting by November 16, 2006. Shareholder proposals should be made in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, and should be addressed to Samuel G. Stone, Secretary, Firstbank Corporation, 311 Woodworth Avenue, Alma, Michigan 48801. Proxies to be solicited by the Corporation to vote at the annual meeting of shareholders to be held in 2007 may confer discretionary authority on the persons named as proxies to vote on any matter if the Corporation does not have notice of the matter by February 1, 2007.

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Firstbank Corporation

2005
Annual Report

This 2005 Annual Report contains audited financial statements and a detailed financial review. This is Firstbank Corporation’s 2005 Annual Report to Shareholders. Although attached to our proxy statement, this report is not part of our proxy statement, is not deemed to be soliciting material and is not deemed to be filed with the Securities and Exchange Commission (the “SEC”) except to the extent that it is expressly incorporated by reference in a document filed with the SEC.

The 2005 Report to Shareholders accompanies this proxy statement. That report presents information concerning the business and financial results of Firstbank Corporation in a format and level of detail that we believe shareholders will find useful and informative. Shareholders who would like to receive even more detailed information than that contained in this 2005 Annual Report are invited to request our Annual Report on Form 10-K.

Firstbank Corporation’s Form 10-K Annual Report filed with the Securities and Exchange Commission will be provided to any shareholder, without charge, upon written request. Requests should be addressed to Samuel G. Stone, Chief Financial Officer, Firstbank Corporation, 311 Woodworth Avenue, P.O. Box 1029, Alma, Michigan 48801-6029. Firstbank Corporation’s Form 10-K Annual Report may also be accessed through our website www.firstbankmi.com.

PRESIDENT’S MESSAGE

TO OUR SHAREHOLDERS:

The theme of this year’s Annual Report to Shareholders is A Year of Change. We selected that theme because it reflects the efforts undertaken during 2005 to prepare us for the future. The expansion of our company through the successful acquisition of Keystone Community Bank helped us to exceed $1 billion in total assets – but more importantly provides us a significant new opportunity for growth. We implemented new technologies during 2005 which will allow us to compete for business both within and beyond our current banking footprint. We continued to upgrade our sales and service capabilities, focusing on expanding the number of service relationships we have with each customer. We also further reduced our reliance on the origination and sale of residential mortgage loans, as the increasing interest rates reduced both the volume and profitability of those activities.

The soft Michigan economy, the rise in short term rates, and the aggressive competition for quality loans and core deposits, all served to create a difficult and challenging operating environment. We achieved net income of $10.1 million in 2005, below the $10.3 million of earnings posted in 2004, however, we did achieve an increase in our earnings per share to $1.72 in 2005 from $1.71 in 2004. This improvement, though slight, was gratifying given the impact of the additional shares issued in the Keystone acquisition.

The acquisition of Keystone Community Bank provides our company with a new opportunity for growth. Keystone serves the greater Kalamazoo market, an area with over $3 billion of deposits that is dominated by large multi-state regional and national banks. We believe that the combination of Keystone’s strong board and management team with Firstbank’s strong capital position and decentralized banking model, will allow Keystone to expand and grow its market share. The Firstbank and Keystone cultures have meshed well as both organizations have a history of focusing on quality earnings, growth, asset quality, and outstanding customer service. I believe that Keystone will be a strong contributor to the future success of Firstbank Corporation.

The rising interest rates, flattening yield curve, and aggressive pricing made it a difficult earnings year in the industry, and also impacted shareholder returns. I am pleased to report, though, that $100 invested in Firstbank Corporation common stock on December 31, 2000 with all dividends re-invested was valued at $181 on December 31, 2005 a five year annual compound growth rate of 12.7%. Be assured that we remain committed to increasing shareholder value, and that our focus on growth, asset quality and earnings should result in improved valuation of our stock over the long term.

Firstbank Corporation is one of the leading community banking organizations in Michigan, and our success is a direct result of the people who work within our company. All of the changes we experienced during 2005 were accomplished through their hard work and dedication, and an extraordinary effort was made by both Keystone and Firstbank staff members to assure a smooth transition for the customers of Keystone onto the Firstbank systems. Their commitment and professionalism is sincerely appreciated.

I hope that as your read this report you will agree that during 2005 we maintained the strong community banking tradition of Firstbank Corporation while preparing ourselves for improved growth and profitability in the future.

Thank you for your investment in Firstbank Corporation. We appreciate the support and encouragement of our shareholders, and always welcome your comments or suggestions.

Respectfully submitted,

/s/ Thomas R. Sullivan

Thomas R. Sullivan
President & Chief Executive Officer

FINANCIAL HIGHLIGHTS
Firstbank Corporation

(In Thousands of Dollars, Except per Share Data)
For the year:	2005	2004	2003	2002	2001
Interest income	$ 53,130	$ 44,092	$ 44,229	$ 49,248	$ 55,510
Net interest income	35,316	32,382	31,631	32,987	30,917
Provision for loan losses	295	(425)	550	1,170	1,467
Non-interest income	9,732	10,051	15,878	12,133	9,940
Non-interest expense	29,940	28,361	28,895	26,237	25,756
Net income	10,110	10,358	12,056	11,826	9,122
At year end:
Total assets	1,061,118	806,135	776,500	767,520	751,990
Total earning assets	976,332	752,943	720,976	709,857	696,681
Loans	878,917	673,056	639,613	611,058	606,076
Deposits	811,105	603,267	567,554	576,909	561,139
Other borrowings	144,255	120,840	114,324	98,942	107,838
Shareholders' equity	93,577	72,864	85,744	80,181	72,426
Average balances:
Total assets	878,075	787,076	764,693	750,476	737,681
Total earning assets	816,108	735,730	716,636	700,823	688,483
Loans	728,508	653,878	602,733	601,306	603,134
Deposits	664,596	591,270	573,467	562,971	546,984
Other borrowings	122,348	107,207	97,541	99,939	107,733
Shareholders' equity	79,165	79,278	83,317	76,356	68,101
Per share: (1)
Basic earnings	$ 1.75	$ 1.75	1.93	1.90	1.49
Diluted earnings	$ 1.72	$ 1.71	1.88	1.85	1.46
Cash dividends	$ 0.83	$ 0.75	0.68	0.61	0.55
Shareholders' equity	$ 14.91	$ 13.04	$ 13.79	$ 12.90	$ 11.64
Financial ratios:
Return on average assets	1.15%	1.32%	1.58%	1.58%	1.24%
Return on average equity	12.77%	13.06%	14.47%	15.50%	13.40%
Average equity to average assets	9.02%	10.07%	10.90%	10.17%	9.23%
Dividend payout ratio	47.35%	42.56%	35.29%	32.61%	37.50%

(1)     All per share amounts are adjusted for stock dividends.

The Company’s Form 10-K Annual Report filed with the Securities and Exchange Commission will be provided to any shareholder, without charge, upon written request. Requests should be addressed to: Samuel G. Stone, Chief Financial Officer, Firstbank Corporation, 311 Woodworth Avenue, P.O. Box 1029, Alma, Michigan 48801-6029 The Company’s Form 10-K may also be viewed through our web site at www.firstbankmi.com.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The purpose of this section of the annual report is to provide a narrative discussion about Firstbank Corporation’s financial condition and results of operations. Please refer to the consolidated financial statements and the selected financial data presented in this report in addition to the following discussion and analysis.

RESULTS OF OPERATIONS

Highlights

Firstbank Corporation (“the Company”) had net income of $10,110,000 for 2005 compared with $10,358,000 in 2004, a decrease of $248,000, or 2.4%. These results reflect continued strength of core banking activities despite a Michigan economy that lags behind the rest of the nation. Prior year, and to a lesser extent this years earnings were assisted by the reversal of loan loss provision expense as favorable developments relating to classified loans reduced the need for reserves. In 2004, loan loss provision of $751,000 was reversed relating to loans for which specific reserves had previously been established as the loans either; paid off, paid down, or added collateral to support the loan balances. 2005 reversals were lower, resulting in an increase in loan loss provision expense year over year of $720,000.

On October 1st, the Company completed its acquisition of Keystone Financial Corporation (Keystone) for $11.0 million in cash and $14.6 of Firstbank stock. The acquisition brought four branches in the Kalamazoo and Portage markets with total assets of $180 million. Keystone’s share of the Kalamazoo deposit market was approximately 4% at June 30, 2005, the latest date for which such statistics are available.

Mortgage gains continued to be lower for a second straight year, coming off the historically high level of mortgage refinances and resulting secondary market sales during that year.

Management believes that standard performance indicators help evaluate performance. Firstbank posted a return on average assets of 1.15%, 1.32%, and 1.58% for 2005, 2004, and 2003, respectively. Total average assets increased $91 million in 2005, $22 million in 2004, and $14 million in 2003. Diluted earnings per share were $1.72, $1.71, and $1.88 for the same time periods. Return on equity was 12.77% in 2005, 13.06% in 2004, and 14.47% in 2003.

Net Interest Income

The core business of the Company is earning interest on loans and securities while paying interest on deposits and borrowings. Short term interest rates rose steadily throughout 2005, as the Federal Reserve continued its campaign of increasing overnight borrowing rates by 25 basis points at each of its meetings during the year. At the same time, longer term rates remained relatively stable resulting in a flattening of the yield curve. While the increase in short term rates allows the Company to increase the rate it charges on certain variable rate loans, it also increases the cost of funding through higher rates on interest bearing deposits and borrowings. The net interest spread, the difference between the interest rates charged on earning assets and the rate paid on interest bearing liabilities, compressed throughout the year resulting in a decline in the Company’s net interest margin. The net interest margin for the year was 4.40% compared with 4.47% in 2004, and 4.50% in 2003. An additional cause of the lower net interest margin was increased interest cost incurred to fund the acquisition of Keystone. During 2005, the Company’s average loan to average deposit ratio was 110%, compared with 110% in 2004, and 105% in 2003.

Despite the lower net interest margin in 2005, net interest income increased during the year by $2.9 million. The higher level of interest income was a result of a higher level of average interest earning assets, which increased $80.4 million from 2004 levels. A critical task of management is to price assets and liabilities so that the spread between the interest earned on assets and the interest paid on liabilities is maximized without unacceptable risks. While interest rates on earning assets and interest bearing liabilities are subject to market forces, in general and in the short run, the Company can exert more control over deposit rates than earning asset rates. However, competitive forces and the need to maintain and grow deposits as a funding source place limitations on the degree of control over deposit rates.

The following table presents a summary of net interest income for 2005, 2004, and 2003.
Summary of Consolidated Net Interest Income (dollars in thousands)

	Year Ended December 31, 2005			Year Ended December 31, 2004			Year Ended December 31, 2003
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Average Assets
Interest Earning Assets:
Taxable securities	$ 56,170	$ 1,952	3.48%	$ 49,656	$ 1,655	3.33%	$ 54,501	$ 1,817	3.33%
Tax exempt securities(1)	25,303	1,466	5.74%	21,413	1,418	6.62%	21,980	1,590	7.23%

Total Securities	81,473	3,418	4.20%	71,069	3,073	4.32%	76,481	3,407	4.45%
Loans(1) (2)	728,508	50,101	6.88%	653,878	41,395	6.33%	602,733	41,048	6.81%
Federal funds sold	5,035	161	3.20%	8,304	106	1.28%	35,875	381	1.06%
Interest bearing deposits	1,092	31	2.84%	2,479	34	1.37%	1,547	6	0.38%

Total Earning Assets	816,108	53,711	6.58%	735,730	44,608	6.06%	716,636	44,842	6.26%
Nonaccrual loans	1,857			667			795
Less allowance for loan
Loss	(10,756)			(11,259)			(11,695)
Cash and due from banks	25,290			23,539			21,144
Other non-earning assets	45,576			38,399			37,813

Total Assets	$ 878,075			$787,076			$764,693

Average Liabilities
Interest Bearing Liabilities:
Demand	$ 170,211	2,311	1.36%	$ 184,660	$ 1,441	0.78%	$ 183,361	$ 1,711	0.93%
Savings	124,671	1,509	1.21%	99,717	602	0.60%	91,151	669	0.73%
Time	257,626	8,548	3.32%	202,378	5,410	2.67%	202,812	6,153	3.03%

Total Deposits	552,508	12,368	2.24%	486,755	7,453	1.53%	477,324	8,533	1.79%
Federal funds purchased
and repurchase agreements	35,016	861	2.46%	30,983	289	0.93%	29,245	240	0.82%
FHLB advances and
notes payable	77,022	4,032	5.23%	73,951	3,874	5.24%	68,296	3,825	5.60%
Subordinated Debentures	10,310	553	5.36%	2,273	94	4.14%	0	0

Total Interest Bearing
Liabilities	674,856	17,814	2.64%	593,962	11,710	1.97%	574,865	12,598	2.19%
Demand Deposits	112,088			104,515			96,143

Total Funds	786,944			698,477			671,008
Other Non-Interest Bearing
Liabilities	11,966			9,321			10,368

Total Liabilities	798,910			707,798			681,376
Average Shareholders' Equity	79,165			79,278			83,317

Total Liabilities and
Shareholders' Equity	$ 878,075			$787,076			$764,693

Net Interest Income(1)		$35,897			$32,898			$32,244

Rate Spread(1)			3.94%			4.09%			4.07%
Net Interest Margin (percent of
Average earning assets) (1)			4.40%			4.47%			4.50%

(1)     Presented on a fully taxable equivalent basis using a federal income tax rate of 35% for all periods presented.

(2)     Interest income includes amortization of loan fees of $1,524,000, $1,396,000, and $1,472,000 for 2005, 2004, and 2003, respectively.

        Interest on nonaccrual loans is not included.

The table below provides an analysis of the changes in interest income and interest expense due to volume and rate:

	2004/2005 Change in Interest Due to:			2003/2004 Change in Interest Due to:
	Average Volume	Average Rate	Net Change	Average Volume	Average Rate	Net Change
	(In Thousands of Dollars)
Interest Income:
Securities
Taxable Securities(2)	$ 224	$ 73	$ 297	$ (161)	$ (1)	$ (162)
Tax-exempt Securities	239	(191)	48	(40)	(132)	(172)

Total Securities	463	(118)	345	(201)	(133)	(334)
Loans(2)	5,030	3,676	8,706	3,391	(3,044)	347
Federal Funds Sold	(55)	110	55	(340)	65	(275)
Interest Bearing Deposits	(26)	23	(3)	5	23	28

Total Interest Income on Earning Assets	5,412	3,691	9,103	2,855	(3,089)	(234)
Interest Expense:
Deposits
Interest Paying Demand	(121)	991	870	12	(282)	(270)
Savings	181	726	907	59	(126)	(67)
Time	1,666	1,472	3,138	(13)	(730)	(743)

Total Deposits	1,726	3,189	4,915	58	(1,138)	(1,080)
Federal Funds Purchased and Securities
Sold under Agreements to Repurchase	42	530	572	15	34	49
Notes Payable	161	(3)	158	305	(256)	49
Subordinated Debentures	424	35	459	94	0	94

Total Interest Expense on Liabilities	2,353	3,751	6,104	472	(1,360)	(888)

Net Interest Income	$ 3,059	$ (60)	$ 2,999	$ 2,383	$(1,729)	$ 654

(1)	Changes in volume/rate have been allocated between the volume and rate variances on the basis of the ratio that the volume and rate variances bear to each other.
(2)	Interest is presented on a fully taxable equivalent basis using a federal income tax rate of 35%.

In 2005, the average rate realized on earning assets was 6.58%, an increase of 52 basis points from the 2004 results of 6.06%, and 32 basis points higher than the 6.26% realized in 2003. In 2003 the prime lending rate moved lower, remaining unchanged in the first quarter and then decreasing 25 basis points in the second quarter and remaining at that level for the second half of the year. In 2004, the prime rate was unchanged in the first and second quarters, and then moved up in five 25 basis points increments in the third and fourth quarters to its year end level of 5.25%. During 2005, the prime rate increase eight more times in 25 basis point increments, reaching 7.25% at the end of the year.

As of December 31, 2005, approximately 37% of the loan portfolio was comprised of variable rate instruments. Except for a relatively small portion of these loans that are affected under current interest rate conditions by interest rate floors or ceilings, these loans will re-price monthly or quarterly as rates change. The remaining 63% of the loan portfolio is made up of fixed rate loans that do not re-price until maturity. Of the fixed rate loans approximately $132 million, or 15% of the fixed rate loan portfolio, matures within the next twelve months and are subject to rate adjustments at maturity.

As interest rates declined in 2003, maturing securities in the investment portfolio could not be replaced with securities of comparable quality bearing equal or higher yields. Quality standards were maintained and portfolio yields declined. Although short term interest rates moved up in the second half of 2004 and throughout 2005, longer term rates remained basically unchanged. As a result, maturing securities continue to run off from the investment portfolio at higher rates than comparable current offerings, reducing the overall investment portfolio yield from 4.32% in 2004 to 4.20% in 2005. In the current rate environment, management expects to be able to replace maturing investments in the portfolio with securities of high quality, and similar yields.

Average Deposits for the year increased $88.5 million, with $55.2 million of the increase in time deposits. The Keystone acquisition added $34.7 million to the full year average deposits and $22.8 million to average time deposits. The average rate paid on interest bearing liabilities was 2.64% in 2005, compared to 1.97% in 2004, and 2.19% in 2003. Deposit rates increased during 2005 in response to the upward movement of short term interest rates, with the average rates paid on checking and savings deposits nearly doubling from 2004. Rates on time deposits also increased, to a lesser degree, as only new and renewing deposits priced to a higher rate in 2005. During 2004, maturing time deposits were re-priced to lower rates and average rates paid on checking and savings deposits were lower in response to the overnight borrowing rate reductions of 2002 and 2003. The Company began using brokered CDs in the third quarter of 2004 to assist with increased funding needs. The brokered CDs carry an interest rate that is generally higher than the rate offered in local markets and were issued with original maturities ranging from three to twelve months. The average balance of brokered CDs in 2005 was $23.8 million with an average interest rate of 3.31% compared with $2.9 million at an average rate of 2.67% in 2004.

In past years the Company has funded a portion of its loan growth with borrowings from the Federal Home Loan Bank and notes payable. During 2005, the average outstanding balance of FHLB advances and notes payable increased $2.9 million and the year end balance increased $19.2 million when compared to 2004 balances. While FHLB borrowings are one method of funding loans when core deposits are not available, the cost is typically higher than the Company’s core deposit costs. The average rate of Federal Home Loan Bank advances and notes payable funding decreased one basis point in 2005, to 5.23%, when compared to the 2004 rate of 5.24%. Borrowings from the Federal Home Loan Bank carry significant prepayment penalties that act as a deterrent to prepayment. The Company prepaid $10 million of advances that were scheduled to mature in December of 2005 and took out new advances in that same amount with maturities of two to three years, incurring prepayment penalties of approximately $75,000, to extend the maturity of those balances, lock in the interest rates available at that time, and remove the risk that rates would be higher when the original advances matured. In October of 2004, the Company issued $10.3 million in subordinated debentures, at a variable interest rate of LIBOR plus 1.99% which reprice on a quarterly basis. The Company utilizes short term borrowing, made up of Federal Funds Purchased and Repurchase Agreements as a source of liquidity and to balance the daily cash needs of the Company. Average short term borrowed funds increased by $1.7 million when 2004 is compared with 2003. The Company also maintains a $25 million variable rate line of credit, which it uses from time to time to provide temporary funding. At the end of 2005, there was $7.5 million outstanding on this line of credit, at an interest rate of 6.27%.

The 2005 rate spread of 3.94% is 15 basis points lower than the 2004 result of 4.09%, and 13 basis points lower than the 2003 result of 4.07%. Tax equivalent net interest income increased $3.0 million in 2005 as an increase in total average earning assets of $80.4 million more than offset the narrower net interest margin. The net interest margin of 4.40% for 2005 was seven basis points below 2004 and ten basis points lower than in 2003. A decrease in the rate spread in 2005 was the result of rates on average earning assets increasing 52 basis points while the average cost of interest bearing liabilities increased 67 basis points. The seven basis point decrease in the net interest margin was a result of a lower percentage of earning assets being funded by non interest bearing liabilities and equity, and a higher cost for interest bearing liabilities. Average earning assets represented 93% of total average assets in both 2005 and 2004.

Provision for Loan Losses

The provision for loan losses in 2005 was $295,000 compared with an expense recovery of $425,000 in 2004, and expense of $550,000 in 2003. In accordance with Statement of Financial Accounting Standard No. 114 Accounting by Creditor for the Impairment of a Loan, the Company allocates a portion of the allowance for loans that it determines to be impaired. The Company also analyzes other loans for specific allocations in order to arrive at the appropriate allowance for loan losses. If a loan for which allocations had been established pays off, or the risk of loss to the Company is otherwise reduced, the Company reverses those specific allocations. During 2004, favorable events pertaining to a few loans for which specific loan loss reserves had been established caused the Company to reverse provision expense resulting in an expense recovery. During 2005, favorable events or pay downs occurred on loans for which $620,000 of specific allocations had been maintained prior to the beginning of 2005. This amount, plus the recovery of $473,000 of amounts charged off in prior years, combined to reduce the amount of 2005 provision required to keep the allowance at an appropriate level.

At December 31, 2005, the allowance for loan losses as a percent of total loans was 1.32% compared to 1.58% and 1.83% at December 31, 2004, and December 31, 2003, respectively. Total nonperforming loans were 0.82% of ending loans at December 31, 2005, compared to 0.28% and 0.22% at the two previous year ends. The increase in nonperforming loans ratio is primarily the result of a single credit of $3.2 million which was placed on nonaccrual status in the fourth quarter of 2005 and a $1.9 million increase in 90 day past due real estate loans. The $3.2 million credit mentioned above had $1.0 million of specific allowance allocations set aside for probable losses at the end of 2005. The real estate loans in the 90 day past due category require less provision to be set aside than other types of loans, as the underlying collateral for the loans reduces the likelihood of loss.

Net charged off loans totaled $1,266,000 in 2005 compared to $621,000 in 2004, and $459,000 in 2003. During 2005 recoveries of previously charged off loans were $473,000 compared to $309,000 in 2004, and $319,000 in 2003. Net charged off loans as a percent of average loans were 0.17% in 2005, 0.09% in 2004, and 0.08% in 2003. Although the ratios presented above show a decline in asset quality, the higher level of charge offs which occurred in 2005 were anticipated in management’s assessment of its allowance for loan losses at the end of 2004. Of the loans that were charged off in 2005, $580,000 of specific allowance allocations had been set aside at the end of 2004. Provision expense did not need to be increased to cover those losses.

Management maintains the allowance for loan losses at a level considered appropriate. The allowance balance is established after considering past loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio, delinquencies, and other relevant factors. Management uses a quantitative and qualitative methodology for analyzing factors which impact the allowance for loan losses consistently across its six banking subsidiaries. The process applies risk factors for historical charge-offs and delinquency experience, portfolio segment weightings, and industry and regional factors and trends as they affect the banks’ portfolios. The consideration of exposures to industries most affected by current risks in the economic and political environment and the review of risks in certain credits that either are, or are not, considered part of the non-performing loan category contributed to the establishment of the allowance levels at each bank. Management believes that the analysis described above provides a consistent basis for the current provision level.

Non-interest Income

Non-interest income decreased $319,000 in 2005, primarily from a 37% reduction in gains on the sale of mortgage loans. Gain on sale of mortgage loans in 2003 and to some extent in 2004 benefited from forty year lows in mortgage interest rates which fueled mortgage refinance activity. The lower gains in 2005 are reflective of a more typical level of refinance activity and a return to more traditional new loan business.

When a mortgage is refinanced or pre-paid, capitalized mortgage servicing rights relating to that mortgage are written off. In 2005, mortgage servicing income produced income of $205,000. During 2003, and to a lesser extent 2004, mortgage servicing income was affected by refinance activity, causing net servicing income (serving income, net of amortization of capitalized serving rights) to swing to a net expense position. In 2004, with reduced levels of refinancing, the net servicing income, while still a negative $55,000 was largely neutral as compared with a negative $1.1 million in 2003.

Deposit account service charges increased to $3,137,000, or 11.5% in 2005 when compared with $2,813,000 in 2004 and $2,534,000 in 2003. Keystone added $68,000 or 21.0% of the increase. The remainder of the change was primarily due to an increase of $210,000 in overdraft fees. Courier and cash delivery services income decreased 3.3% to $1,036,000 in 2005 after having increased 45.7% in 2004. This revenue is from the operations of 1st Armored Incorporated, which operates an armored car and courier business, and does not include income from servicing Firstbank affiliates. In 2004, 1st Armored began servicing coin counting machines located in super markets for a single customer, which contributed $229,000 to revenue in 2004.

The mortgage refinance boom in 2003 also benefited two of the Company’s non banking subsidiaries which provided title insurance and real estate appraisal services to customers. In 2004 and 2005, as with gains on the sale of mortgage loans, business was down with decreased mortgage refinance activity. Real estate appraisal fees contributed $553,000 in 2005 down from $604,000 in 2004 and $912,000 in 2003. Income from the Company’s real estate company increased to $1,113,000 compared with $945,000 in 2004 and $940,000 in 2003. Title insurance sales declined to $551,000 compared with $618,000 in 2004 and $1,104,000 in 2003.

Other non-interest income increased $81,000, or 6.0%, when the results of 2005 are compared to 2004. When comparing 2004 to 2003 results, other non-interest income was $465,000 lower. The lower level of income compared with 2003 was primarily due to higher gains on the sale of other real estate owned and from the sale of certain customer lists associated with the brokerage business in 2003.

Non-interest Expense

Salary and employee benefits expenses increased $382,000, or 2.4%, when 2005 is compared with 2004. Keystone added $565,000 to expense in 2005. Excluding the costs associated with Keystone, salary and employee benefits would have decreased $182,000 or 1.2% in 2005. The decrease was largely centered in the Company’s appraisal company where more work was outsourced to contract workers and in the armored car company where staff was reduced due to the loss of certain contracts for coin processing.

Temporary staffing and overtime associated with originating, processing and managing secondary market sales related to the high volume in the mortgage business in 2003 were scaled back in 2004 resulting in a reduction of $480,000 when 2004 is compared with 2003. The reduction in staffing was partially offset by annual salary increments, merit raises and normal staffing requirements related to growth in other business areas. Employee benefit costs increased 10.9% as well, primarily from higher employee group insurance cost which increased 18.6% in 2004. The Company employed 405 full time equivalent employees at the end of 2005 compared with 365 at the end of 2004, and 390 at year end 2003. Full time equivalent employees at Keystone added 37 to the total in 2005.

Expenses of occupancy and equipment increased $374,000, or 9.7%, over the 2004 level, of which $213,000 was attributable to costs added by the Keystone acquisition. 2004 expenses of occupancy and equipment increased $141,000, or 3.8%, over the 2003 level primarily from higher depreciation expense on equipment as the Company upgraded its technology and phone systems.

Amortization of intangible assets increased $93,000, or 30.5%, during 2005 and is entirely the result of amortized intangibles expense at Keystone for core deposits and other intangibles.

Amortization was lower in 2004 compared with 2003 by $34,000 due to the sale of certain customer lists related to the brokerage business in 2003. Included in other non interest expense for 2004 was a $415,000 charge relating to impairment of goodwill at the Company’s Gladwin Land Company and CA Hanes, Realty Inc. businesses. In the fourth quarter of 2004, the Corporation determined that goodwill at its Gladwin Land Company and CA Hanes Realty, Inc. subsidiaries was impaired. The Company uses a discounted future cash flow model to evaluate the goodwill of its non banking subsidiaries. Under the provisions of Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, the $314,000 of goodwill at Gladwin Land was determined to be fully impaired, and was written off in its entirety. The $376,000 of goodwill at CA Hanes Realty, Inc. was determined to be partially impaired and written down by $101,000 to a remaining value of $275,000. This balance was unchanged in 2005.

Michigan single business tax expense decreased $267,000 in 2005 after having risen $297,000 from 2003. During the fourth quarter of 2004 the Company performed a comprehensive review of its tax asset and liability accounts in order to adjust previous estimates of contingent tax liabilities. As a result, the Company increased its single business tax liability and the corresponding expense in the amount of $365,000.

Expenses for outside professional services increased $211,000 to $1,809,000 in 2005, which included $110,000 of expense added for Keystone, compared to $1,598,000 in 2004. 2003 expense of $1,995,000 was largely higher because of title search fees and costs paid to independent contractors in the title, appraisal and real estate sales operations accounted for substantially all of the reduction. These costs were largely driven by the high level of mortgage refinance activity in 2003.

Advertising and special promotion expense was $571,000, up $74,000, or 14.9% in 2005 following a decrease in 2004 to $497,000 from $787,000 in 2003. The decrease from 2003 to 2004 was primarily related to lower costs associated with mortgage promotions.

Other non-interest expense increased to $6,620,000 in 2005 from $5,908,000 in 2004 and $5,679,000 in 2003. Keystone added $210,000 of expense in this area in 2005. The remainder of the increase was due to higher costs of technology. The Company has invested in upgrading many of its systems over the past two years to improve its delivery of products to its customers.

Included in 2004 expense is the goodwill impairment charge discussed above and $205,000 relating to the cost of the Company’s implementation of newly enacted procedures on internal controls required by section 404 of the Sarbanes-Oxley Act.

Federal Income Tax

The Company’s effective federal income tax rates were 32% for 2005, 29% for 2004 and 33% for 2003. In 2004, the Company performed a comprehensive review of its tax asset and liability accounts in order to adjust previous estimates of contingent tax liabilities. As a result, the Company reduced its federal tax liability and the corresponding expense in the amount of $529,000. Excluding this adjustment, the Company’s federal income tax rate for 2004 would have been 32%. The Company’s investment in securities and loans which provide income exempt from federal income tax is the principal cause of the difference between the effective tax rates noted above and the statutory tax rate of 35% for all three years.

FINANCIAL CONDITION

Total assets at December 31, 2005 were $1.061 billion, exceeding December 31, 2004 total assets of $806 million by $255 million, or 31.6%. At December 31, 2005, loans held for sale in the secondary market decreased to $293 thousand, or 85.1%, lower than the balance at December 31, 2004, reflecting the slower mortgage origination business at the end of the year. Total portfolio loans increased 30.9% at December 31, 2005 compared with the balance at the previous year end. Commercial loans increased $73.2 million, or 66.4%. Residential mortgage and commercial mortgage loans increased $41.2 million, or 17.8%, and $77.1 million, or 34.2%, respectively. Construction loans were $13.1 million higher at December 31, 2005, increasing 27.4%, from the previous year end. Consumer loans were $2.9 million, or 5.1% higher at the current year end.

	(In Thousands of Dollars)
	2005	2004	Change	% Change
Commercial	$183,473	$110,261	$ 73,212	66%
Commercial real estate	302,471	225,372	77,099	34%
Residential real estate	272,402	231,213	41,189	18%
Construction	61,067	47,920	13,147	27%
Consumer	59,211	56,321	2,890	5%

Total	878,624	671,087	207,537	31%
Mortgages serviced for others	$473,000	$472,100	$ 900	0%

The Company’s loan growth was significantly effected by the acquisition of Keystone in the fourth quarter of the year. Keystone added $149 million of loans to the balance sheet at December 31, 2005. Excluding the loans added by Keystone, total loans increased $58.5 million or 8.7% compared with growth of 5.6% in 2004. The table below shows what the growth by each category of the loan portfolio would have been, excluding the impact of the Keystone acquisition.

	(In Thousands of Dollars)
	2005	2004	Change	% Change
Commercial	$120,353	$110,261	$10,092	9%
Commercial real estate	250,625	225,372	25,253	11%
Residential real estate	253,682	231,213	22,469	10%
Construction	48,308	47,920	388	1%
Consumer	56,652	56,321	331	1%

Total	729,620	671,087	58,533	9%
Mortgages serviced for others	$473,000	$472,100	$ 900	0%

Total securities available for sale increased $1.3 million, or 1.8%, primarily as a result of the addition of Keystone. Securities available for sale were 7.0% of total assets at year end 2005, compared with 9.0% at the end of 2004.

Premises and equipment increased by $1.8 million after recognized depreciation of $2,342,000. The increase in premise and equipment was due to a $2.1 million increase from the Keystone acquisition, with the remainder of the change caused by current year depreciation expense exceeding capital expenditures.

Total deposits increased at the end of 2005 to $811 million, an increase of 34.5%, compared to $603 million at year end 2004. In the middle of 2004, the Company entered the brokered CD market to expand its available funding sources. At the end of 2005, $44.4 million of brokered CDs had been added to the balance sheet, compared with $15.3 million at the end of 2004. Brokered CDs generally carry a higher interest rate than locally generated CDs of similar duration, but are available in large dollar pools which results in lower operational cost than smaller dollar local deposits. Including brokered CDs, total time deposits increased $139.8 million, or 63.7% compared with the end of 2004. Non-interest bearing demand deposit balances increased $24.3 million, or 22.9%, while interest bearing demand deposits increased by $10.3 million, or 5.8% and savings account balances increased $33.3 million, or 33.3%. Securities sold under agreements to repurchase increased by $2.2 million and federal funds purchased increased $2.1 million.

The Keystone acquisition significantly effected the growth in various deposit categories, adding $148 million at year end 2005. Excluding the Keystone balances, total deposits would have increased $60.1 million or 10.0%, time deposits would have increased $25.9 million, or 12.9%, non interest bearing demand deposits would have increased $5.0 million or 4.7%, interest bearing demand deposits would have decreased $25.3 million or 14.3%, and savings would have increased $29.2 million or 29.1%.

Federal Home Loan Bank advances and notes payable increased by $19.2 million at December 31, 2005 as compared to December 31, 2004. Of the increase, $7 million were Federal Home Loan Bank advances from Keystone, and $7.5 million were draws on the Company’s line of credit for temporary funding of the Keystone acquisition. The line of credit was paid off in January 2006 with proceeds from the issuance of a $10 million subordinated debenture. Note K and Note L of the Notes to Consolidated Financial Statements have additional discussion of borrowings.

Asset Quality

Loans are carried at an amount which management believes will be collected. A balance considered not collectible is charged against (reduction of) the allowance for loan losses. In 2005, net charged off loans were $1,266,000 compared to $621,000 in 2004. Net charged off loans as a percentage of average loans were 0.17% and 0.09% in 2005 and 2004.

Nonperforming loans are defined as nonaccrual loans, loans 90 days past due and any loans where the terms have been renegotiated. Total nonperforming loans were $7.2 million and $1.9 million at December 31, 2005 and 2004, respectively. The average investment in impaired loans was $4.8 million during 2005 compared to $1.6 million during 2004. At year end, impaired loans were $5.0 million compared with $1.4 million at December 31, 2004. Total nonaccrual loans were $4.8 million at December 31, 2005, compared to $1.5 million at the end of 2004. The increase in non accrual loans was mainly due to classification of a single $3.2 million loan relationship which deteriorated from performing loan status at the end of 2004 to non accrual status at the end of 2005. This loan relationship has been monitored on an ongoing basis and specific allocations of the allowance for loan losses were assigned in both 2004 and 2005 for management’s estimate of probable losses.

Loans past due 90 days or more increased to $2.4 million at year end 2005 compared with $0.4 million at the end of 2004. This increase occurred mainly in loans secured by real estate with $930,000 related to commercial real estate and $938,000 related to residential real estate. Residential real estate loans are generally well secured by the underlying property for which the loan was made, and have lower risk of loss than other types of loans. Commercial real estate loans represent a greater risk of loss and are reviewed for specific loan loss reserve assignment if the underlying collateral for the loan is considered insufficient to repay the loan balance.

The increase in the Commercial category is related primarily to two loans to a customer totaling $815,000. The owner of the operation died and the business is in transition. The credit was reviewed for specific reserves at the end of 2005 and determined that no reserves are needed as the collateral value is significantly higher than the loan balance. Regarding the Residential Real Estate, year end 2005 delinquencies are made up of 22 loans with an average balance of $50,000. These loans are provided for under bulk reserve and have little risk of loss due to the underlying collateral values.

The allowance for loan losses was increased $978,000, or 9.2%, during 2005. The acquisition of Keystone Community Bank in the fourth quarter of 2005 increased the allowance for loan losses by $1,949,000. Excluding the allowance added through the acquisition, the allowance for loan losses would have decreased by $971,000 during 2005. This decrease was a result of charged off loans of $1,739,000 during the year, which exceeded current year provision for loans of $295,000 and recoveries of prior charged off loans of $474,000. See the discussion of loan loss provision expense previously presented for additional information. The allowance for loan losses represents 1.32% of outstanding loans at the end of 2005 compared with 1.58% at December 31, 2004.

Management maintains the allowance at a level which they believe adequately provides for losses inherent in the loan portfolio. Such losses are estimated by a variety of factors, including specific examination of certain borrowing relationships and consideration of historical losses incurred on certain types of credits. Management focuses on early identification of problem credits through ongoing reviews by management, loan personnel and an outside loan review specialist. Please refer to Note F of the Notes to Consolidated Financial Statements for more information on impaired loans.

LIQUIDITY AND INTEREST RATE SENSITIVITY

Asset liability management aids the Company in achieving reasonable and predictable earnings and liquidity while maintaining a balance between interest earning assets and interest bearing liabilities. Liquidity management involves the ability to meet the cash flow requirements of the Company’s customers. These customers may be either borrowers needing to meet their credit requirements or depositors wanting to withdraw funds. Management of interest rate sensitivity attempts to manage the level of varying net interest margins and to achieve consistent net interest income through periods of changing interest rates. The net interest margin was 4.40% in 2005 compared to 4.47% in 2004. Loan yields increased 55 basis points, from 6.33% in 2004, to 6.88% in 2005. Deposit costs increased 71 basis points from 1.53% in 2004 to 2.24% in 2005. Loan demand was strong through most of the year, and average loans outstanding increased by $75 million, with $36 million of that growth contributed by the Keystone acquisition. Average total earning assets increased $80 million as loans were funded, with Keystone adding $39 million of that total.

Full year average balances in time deposits increased $55.2 million compared with the prior year. The Keystone acquisition added $22.8 million of those deposits, while the Company’s use of brokered CD’s added $20.9 million to the averages. Higher rate offerings in local markets resulted in the remainder of the increase. The Company continued to maintain its short term funding needs through the use of overnight funding, and averaged $7.0 million of federal funds purchased in 2005, compared with $5.6 million in 2004. The use of FHLB advances continued to be a significant source of longer term funding, with average advances increasing from the prior year end by $3.1 million, of which $1.8 million were added through the Keystone acquisition. The Company also maintains a $25 million variable rate line of credit which had an average balance of $1.7 million during 2005.

A decision to increase deposit rates affects most rates currently paid and, therefore, has an immediate negative impact on net interest margin. With the exception of variable rate loans, an increase in loan rates does not affect the yield until a new loan is made. The prime rate increased eight times during 2005 in 25 basis points increments, bringing the prime rate to 7.25% at year end. During the three quarters of the year, the Company’s net interest margin was relatively stable, ranging from 4.40% to 4.46% and averaging 4.43%. In the fourth quarter, the net interest margin fell to 4.34%. The Company was able to increase rates on variable rate loans with these increases; however, in the fourth quarter, deposit rates were increased at a faster pace to attract money needed to fund loan grown, and borrowing costs increased associated with the Keystone purchase causing the net interest margin to contract.

The principal sources of liquidity for the Company are maturing securities, federal funds purchased or sold, loan payments by borrowers, investment securities, loans held for sale, deposit or deposit equivalent growth and Federal Home Loan Bank advances. Securities maturing or re-pricing within one year at December 31, 2005 were $24.2 million, compared to $22.9 million at December 31, 2004. Total investments available for sale increased $1.3 million to $73.8 million.

The table below shows the interest sensitivity gaps for five different intervals as of December 31, 2005. Deposits that do not have a fixed maturity date are shown as immediately re-pricing according to reporting conventions.

	Maturity or Re-Pricing Frequency (Dollars in Millions)
	1 Day	2 Days through 3 Months	4 Months through 12 Months	13 Months through 5 Years	5 + Years
Interest Earning Assets:
Loans	$ 318.4	$ 65.7	$ 66.3	$ 360.6	$ 67.9
Securities	0.0	18.3	23.9	22.1	6.6
Other earning assets	17.3	0.0	0.0	0.0	9.2

Total	$ 335.7	$ 84.0	$ 90.2	$ 382.7	$ 83.7
Interest Bearing Liabilities:
Deposits	$ 321.0	$ 89.0	$ 137.1	$ 133.4	$ 0.0
Other interest bearing liabilities	38.2	68.4	7.9	22.5	7.3

Total	$ 359.2	$ 157.4	$ 145.0	$ 155.9	$ 7.3
Interest Sensitivity Gap	(23.5)	(73.4)	(54.8)	226.8	76.4
Cumulative Gap	(23.5)	(96.9)	(151.7)	75.1	151.5

For the one day interval, maturities of interest bearing liabilities exceed those of interest earning assets by $23.5 million. Included in the one day maturity classification are $321.0 million in savings and checking accounts which are contractually available to the Company’s customers immediately, but in practice, function as core deposits with considerably longer maturities. In the two day through the five year time frame, interest sensitive assets exceed interest sensitive liabilities, resulting in a cumulative position of interest sensitive assets exceeding interest sensitive liabilities by $75.1 million through five years. For the time period greater than five years, the asset sensitive position continues, such that cumulatively, interest sensitive assets exceed interest sensitive liabilities by $151.5 million.

Showing a negative cumulative gap through the twelve month period does not necessarily result in a corresponding decrease in net interest income during a rising rate environment. In practice, deposit rates do not change as rapidly as would be indicated by the contractual availability of deposit balances to customers. Some of the cost associated with higher deposit costs is mitigated by rate increases on variable rate loans and by renewals of fixed rate loan to higher rates. Conversely, showing a negative cumulative gap through the twelve month period does not necessarily result in a corresponding decrease in net interest income during a declining rate environment for similar reasons.

Interest rate sensitivity varies with different types of interest earning assets and interest bearing liabilities. Overnight investments, on which rates change daily, and loans tied to the prime rate differ considerably from long term investment securities and fixed rate loans. Time deposits over $100,000 and money market accounts are more interest sensitive than regular savings accounts. Comparison of the re-pricing intervals of interest earning assets to interest bearing liabilities is a measure of the interest sensitivity gap. Balancing interest rate sensitivity is a continual challenge in a changing rate environment. The Company uses a sophisticated computer program to; perform analysis of interest rate risk, assist with its asset and liability management, and measure the expected impact of interest rate changes and its sensitivity to those changes.

CONTRACTUAL OBLIGATIONS, COMMITMENTS, CONTINGENT LIABLILITES, AND OFF-BALANCE SHEET ARRANGEMENTS

The Company has various financial obligations, including contractual obligations and commitments that may require future cash payments.

The following table presents, as of December 31, 2005, significant fixed and determinable contractual obligations to third parties by payment date.

	(In Thousands of Dollars)
Contractual Obligation	One Year or less	1 - 3 Years	3 - 5 Years	More than 5 Years	Total
Time Deposits	$230,359	$100,157	$28,966	$ 85	$359,567
Federal Funds Borrowed and
Repurchase Agreements	43,311	0	0	0	43,311
Long Term Debt	18,450	23,360	41,594	7,230	90,634
Subordinated Debt	0	0	0	10,310	10,310
Operating Leases	177	339	251	0	767

Further discussion of the nature of each obligation is included in the referenced note to the consolidated financial statements.

The Company’s operating lease obligations represent short and long-term lease and rental payments, primarily for facilities, and to a lesser degree for certain software and data processing equipment.

The following table details the amounts and expected maturities of significant commitments as of December 31, 2005.

	(In Thousands of Dollars)
	One Year Or Less	One to Three Years	Three to Five Years	Over Five Years	Total
Credit:
Commercial real estate	$15,278	$16,275	$ 1,147	$8,769	$41,469
Residential real estate	19,004	391	202	0	19,597
Construction loans	9,930	3,834	415	0	14,179
Revolving home equity and credit card lines	2,643	11,918	14,366	4,157	33,084
Other	60,523	625	3,603	2,507	67,258
Commercial letters of credit	11,788	281	2,313	0	14,382

Commitments to extend credit, including loan commitments, standby letters of credit and commercial letters of credit, do not necessarily represent future cash requirements in that these commitments often expire with being drawn upon. Further discussion of these commitments is included in Note Q to the consolidated financial statements.

CRITICAL ACCOUNTING POLICIES

Certain of the Company’s accounting policies are important to the portrayal of the Company’s financial condition since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain. Estimates associated with these policies are susceptible to material changes as a result of changes in facts and circumstances. Facts and circumstances which could affect these judgments include, but without limitation, changes in interest rate, in local and national economic conditions or the financial condition of borrowers. The Company’s significant accounting policies are discussed in detail in Note A of the Notes to the Consolidated Financial Statements.

Management views critical accounting policies to be those which are highly dependent on subjective or complex judgments, estimates and assumptions, and where changes in those estimates and assumptions could have a significant impact on the financial statements. Management believes that its critical accounting policies include determining the allowance for loan losses, determining the fair value of securities and other financial instruments, the valuation of mortgage servicing rights, determination of purchase accounting adjustments, and estimating state and federal contingent tax liabilities.

Allowance for Loan Losses The allowance for loan losses is a valuation allowance for probable incurred credit losses. Management uses a quantitative and qualitative methodology for analyzing factors which impact the allowance for loan losses consistently across its six banking subsidiaries. The process applies risk factors for historical charge-offs and delinquency experience, portfolio segment weightings and industry and regional factors and trends as they affect the banks’ portfolios. The consideration of exposures to industries potentially most affected by current risks in the economic and political environment and the review of potential risks in certain credits that either are, or are not, considered part of the non-performing loan category contributed to the establishment of the allowance levels at each bank. Loan losses are charged off against the allowance when management believes the uncollectibility of a loan balance is confirmed.

Loans are reviewed on an ongoing basis for impairment. A loan is impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans are measured based on the present value of expected cash flows discounted at the loan’s effective interest rate or, as a practical expedient, the fair value of collateral, if the loan is collateral dependent. Loans considered to be impaired are reduced to the present value of expected future cash flows or to the fair value of collateral by allocating a portion of the allowance for loan losses to such loans. If these allocations cause an increase in the allowance for loan losses such increase is reported as provision for loan loss. Increases or decreases in carrying value due to changes in estimates of future payments or the passage of time are reported as reductions or increases in the provision for loan losses.

Smaller balance homogeneous loans such as residential first mortgage loans secured by one to four family residences, residential construction, automobile, home equity and second mortgage loans, are collectively evaluated for impairment. Commercial loans and first mortgage loans secured by other properties are evaluated individually for impairment. When credit analysis of the borrower’s operating results and financial condition indicates the underlying ability of the borrower’s business activity is not sufficient to generate adequate cash flow to service the business’ cash needs, including the Company’s loans to the borrower, the loan is evaluated for impairment. Often this is associated with a delay or shortfall in payments of 90 days or less. Commercial loans are rated on a scale of 1 to 8, with grades 1 to 4 being pass grades, 5 being special attention or watch, 6 substandard, 7 doubtful, and 8 loss. Loans graded 5, 6, 7, and 8 are considered for impairment. Loans are generally moved to nonaccrual status when 90 days or more past due. These loans are often considered impaired. Impaired loans, or portions thereof, are charged off when deemed uncollectible.

Fair Value of Securities and Other Financial Instruments Securities available for sale consist of bonds and notes which might be sold prior to maturity due to changes in interest rate, prepayment risks, yield and availability of alternative investments, liquidity needs or other factors. Securities classified as available for sale are reported at their fair value. Declines in the fair value of securities below their cost that are other than temporary are reflected as realized losses. In estimating other-than-temporary losses, management considers: (1) the length of time and extent that fair value has been less than carrying value; (2) the financial condition and near term prospects of the issuer; and (3) the Company’s ability and intent to hold the security for a period of time sufficient to allow for any anticipated recovery in fair value.

Market values for securities available for sale are obtained from outside sources and applied to individual securities within the portfolio. The difference between the amortized cost and the current market value of securities is recorded as a valuation adjustment and reported in other comprehensive income.

Valuation of Mortgage Servicing Rights Mortgage servicing rights are recognized as assets for the allocated value of retained servicing rights on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues.

The Company utilizes a discounted cash flow model to determine the value of its servicing rights. The valuation model utilizes mortgage prepayment speeds, the remaining life of the mortgage pool, delinquency rates, the Company’s cost to service loans, and other factors to determine the cash flow that the Company will receive from serving each grouping of loans. These cash flows are then discounted based on current interest rate assumptions to arrive at the fair value for the right to service those loans. Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates. Any impairment of a grouping is reported as a valuation allowance.

Acquisition Intangibles Generally accepted accounting principles require the Company to determine the fair value of all of the assets and liabilities of an acquired entity, and record their fair value on the date of acquisition. The Company employs a variety of means in determination of the fair value, including the use of discounted cash flow analysis, market comparisons, and projected future revenue streams. For certain items that the Company believes it has the appropriate expertise to determine the fair value, it may chose to use its own calculation of the value. In other cases, where the value is not easily determined, the Company consults with outside parties to determine the fair value of the asset or liability. Once valuations have been adjusted, the net difference between the price paid for the acquired company and the value of its balance sheet is recorded as goodwill.

Contingent Tax Liabilities State and Federal contingent tax liabilities are estimated based on the Company’s exposures to interpretation of the US tax code. The Company estimates its contingent tax liabilities by determining the amount of income that may be at risk of an adverse interpretation by taxing authorities on specific issues, multiplied by its effective tax rate, to determine its gross exposure. Once this exposure is determined, an estimate of the probability of an adverse adjustment being required is determined and applied to the gross liability to determine the contingent tax reserve.

Recent Accounting Pronouncements

Statement of Financial Accounting Standards No. 123R, Share Based Payments, was revised and requires that all public companies record compensation cost for stock options provided to employees in return for employee service. The cost is measured at the fair value of the options when granted, and this cost is expensed over the employee service period, which is normally the vesting period of the options. This will apply to all awards vesting, granted or modified after the first quarter or year beginning after June 15, 2005. The effect on results of operations will depend on the level of future option grants and the calculation of the fair value of the options granted at such future date, as well as the vesting periods provided, and so cannot currently be predicted. Existing options that will vest after adoption date are expected to result in additional compensation expense of approximately $214,000 during 2006, $100,000 in 2007, $53,000 in 2008, $23,000 in 2009, and $7,000 in 2010. There will be no significant effect on financial position as total equity will not change.

Statement of Position 03-3 requires that a valuation allowance for loans acquired in a transfer, including in a business combination, reflect only losses incurred after acquisition, and should not be recorded at acquisition. It applies to any loan acquired in a transfer that showed evidence of credit quality deterioration since it was made. The effect on results of operations and financial position of the Company’s acquisition of Keystone was not material due to the limited number of troubled loans held by Keystone.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

The Company faces market risk to the extent that both earnings and the fair market values of its financial instruments are affected by changes in interest rates. The Company manages this risk with static GAP analysis and simulation modeling. During 2005 as the prime rate increased and fixed rate commercial mortgages replaced variable rate commercial loans in the Company’s portfolio, simulations showed a decreased sensitivity to changes in interest rates. However, the Company maintained an overall position which indicates a positive change in projected earnings related to increases in rates, and a negative change in projected earnings related to decreases in rates. As of the date of this annual report the Company does not know of nor expect there to be any material change in the general nature of its primary market risk exposure in the near term.

The Company’s market risk exposure is mainly comprised of its vulnerability to interest rate risk. The Company does not accept significant interest rate risk in its mortgage banking operations. To manage its interest rate risk in mortgage banking the Company generally locks in its sale price to the purchaser of a loan at the same time it makes a rate commitment to the borrower. Prevailing interest rates and interest rate relationships in the future will be primarily determined by market factors which are outside of the Company’s control. All information provided in response to this item consists of forward looking statements. Reference is made to the section captioned “Forward Looking Statements” in this annual report for a discussion of the limitations on the Company’s responsibility for such statements.

The following tables provide information about the Company’s financial instruments that are sensitive to changes in interest rates as of December 31, 2005 and 2004. They show expected maturity date values for loans and securities which were calculated without adjusting the instruments’ contractual maturity dates for expected prepayments. Maturity date values for interest bearing core deposits were not based on estimates of the period over which the deposits would be outstanding, but rather, the opportunity for re-pricing. The Company believes that re-pricing dates, as opposed to expected maturity dates, may be more relevant in analyzing the value of such instruments and are reported as such in the following tables. Fair value is computed as the present value of expected cash flows at rates in effect at the date indicated.

Principal/Notional Amounts Maturing in:			(In Thousands of Dollars)
As of December 31, 2005	2006	2007	2008	2009	2010	Thereafter	Total	Fair Value 12/31/05
Rate Sensitive Assets:
Fixed interest rate loans	$115,761	$77,721	$102,640	$78,606	$90,154	$90,447	$555,329	$531,624
Average interest rate	6.58%	6.42%	6.33%	6.16%	6.31%	7.10%
Variable interest rate loans	114,206	43,169	61,059	51,185	27,906	25,770	323,295	323,884
Average interest rate	7.65%	7.36%	7.01%	7.22%	7.34%	7.21%
Fixed interest rate securities	24,163	15,847	8,707	5,818	2,561	15,187	72,283	72,283
Average interest rate	3.04%	3.80%	4.34%	4.36%	3.81%	3.44%
Variable interest rate
securities						1,528	1,528	1,528
Average interest rate						4.40%
Other interest bearing assets	17,295					6,309	23,604	23,603
Average interest rate	2.68%
Rate Sensitive Liabilities:
Savings and interest bearing
checking	320,982						320,982	319,768
Average interest rate	1.76%
Time deposits	230,359	81,183	18,974	15,692	13,274	85	359,567	359,557
Average interest rate	3.24%	4.11%	3.66%	3.39%	4.37%	4.35%
Fixed interest rate
borrowings	23,255	9,162	14,198	25	41,568	7,231	95,439	94,825
Average interest rate	3.91%	4.19%	4.20%	6.00%	5.53%	6.02%
Variable interest rate
borrowings	7,496					10,310	17,806	17,791
Average interest rate	6.27%					4.65%
Repurchase agreements	31,011						31,011	31,011
Average interest rate	2.88%

			(In Thousands of Dollars)
As of December 31, 2004	2005	2006	2007	2008	2009	Thereafter	Total	Fair Value 12/31/04
Rate Sensitive Assets:
Fixed interest rate loans	$92,978	$60,220	$59,411	$55,678	$56,111	$75,115	$399,512	$392,012
Average interest rate	6.55%	7.00%	6.86%	6.70%	6.64%	7.59%
Variable interest rate loans	80,468	25,685	37,786	53,186	58,362	18,057	273,544	259,781
Average interest rate	5.30%	5.27%	5.39%	5.33%	5.23%	5.65%
Fixed interest rate securities	13,745	18,395	11,921	7,611	4,501	14,042	70,216	70,216
Average interest rate	3.92%	3.62%	4.16%	4.56%	4.55%	4.28%
Variable interest rate
securities						2,259	2,259	2,259
Average interest rate						4.05%
Other interest bearing assets	2,057					5,355	7,412	7,412
Average interest rate	1.52%					4.39%
Rate Sensitive Liabilities:
Savings and interest bearing
checking	277,344						277,344	274,756
Average interest rate	0.76%
Time deposits	140,492	32,006	25,442	9,959	11,677	139	219,715	221,046
Average interest rate	2.35%	2.97%	4.01%	3.30%	3.72%	3.97%
Fixed interest rate
borrowings	22,471	1,521	8,172	2,301	25	46,190	80,680	82,605
Average interest rate	3.88%	2.35%	4.18%	3.40%	6.00%	5.67%
Variable interest rate
borrowings	1,000					10,310	11,310	11,304
Average interest rate	2.48%					4.65%
Repurchase agreements	28,850						28,850	28,850
Average interest rate	0.80%

CAPITAL RESOURCES

The Company obtains funds for its operating expenses and dividends to shareholders through dividends from its subsidiary banks. In general, the subsidiary banks pay only those amounts required to meet holding company cash requirements, while maintaining appropriate capital at the banks. Capital is maintained at the subsidiary banks to support their current operations and projected future growth.

Bank regulators have established risk based capital guidelines for banks and bank holding companies. Minimum capital levels are established under these guidelines and each asset category is assigned a perceived risk weighting. Off balance sheet items, such as loan commitments and standby letters of credit, also require capital allocations.

As of December 31, 2005, the Company’s total capital to risk weighted assets exceeded the minimum requirement for capital adequacy purposes of 8% by $21.0 million. Tier 1 capital to risk weighted assets exceeded the minimum of 4% by $45.4 million, and Tier 1 capital to average assets exceeded the minimum of 4% by $39.6 million. For a more complete discussion of capital requirements please refer to Note U of the Notes to Consolidated Financial Statements. The Federal Deposit Insurance Corporation insures specified customer deposits and assesses premium rates based on defined criteria. Insurance assessment rates may vary from bank to bank based on the factors that measure the perceived risk of a financial institution. One condition for maintaining the lowest risk assessment, and therefore, the lowest insurance rate, is the maintenance of capital at the “well capitalized” level. Each of the Company’s affiliate banks has exceeded the regulatory criteria for a “well capitalized” financial institution and each bank pays the lowest assessment rate assigned by the FDIC.

A certain level of capital growth is desirable to maintain an appropriate ratio of equity to total assets. The compound annual growth rate for total average assets for the past five years was 5.0%. The compound annual growth rate for average equity over the same period was 4.8%.

Management has determined one way of maintaining capital adequacy is to maintain a reasonable rate of internal capital growth. The percentage return on average equity times the percentage of earnings retained after dividends equals the internal growth percentage. The following table illustrates this relationship:

	2005	2004	2003
Return on average equity	12.77%	13.06%	14.47%
Multiplied by
Percentage of earnings retained	52.65%	57.44%	64.71%
Equals
Internal capital growth	6.72%	7.50%	9.36%

The Company has retained between 52% and 65% of its earnings from 2003 to 2005. To achieve the goal of acceptable internal capital growth, management intends to continue its efforts to increase the Company’s return on average equity while maintaining a reasonable cash dividend.

As an additional enhancement to capital growth the Company offers a dividend reinvestment program. The Firstbank Corporation Dividend Reinvestment Plan was first offered in 1988. At December 31, 1988, 123 owners holding 209,856 shares participated in the Plan. By the end of 2005, 1,052 owners holding 2,361,796 shares were participating in the Plan.

The Company is not aware of any recommendations by regulatory authorities at December 31, 2005, which are likely to have a material effect on Firstbank Corporation’s liquidity, capital resources or operations.

FORWARD LOOKING STATEMENTS

This annual report including, without limitation, management’s discussion and analysis of financial condition and results of operations, and other sections of the Company’s Annual Report to Shareholders, contain forward-looking statements that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Company itself. Words such as “anticipate”, “believe”, “determine”, “estimate”, “expect”, “forecast”, “intend”, “is likely”, “plan”, “project”, “opinion”, “should”, variations of such terms, and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward looking statements. Internal and external factors that may cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of pending and future litigation and contingencies; trends in customer behavior and customer ability to repay loans; software failure, errors or miscalculations; the ability of the Company to locate and correct all data sensitive computer codes; and the vicissitudes of the national economy. The Company undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

COMMON STOCK DATA

Firstbank Corporation Common Stock was held by 1,692 shareholders of record as of December 31, 2005. Total shareholders number approximately 3,250, including those whose shares are held in nominee name through brokerage firms. The Company’s shares are listed on the NASDAQ National Market under the symbol FBMI and are traded by several brokers. The range of high and low sales prices for shares of common stock for each quarterly period during the past two years is as follows:

Quarter	High	Low
4th `05	$25.01	$22.90
3rd `05	$25.71	$24.19
2nd `05	$25.71	$23.52
1st `05	$27.00	$23.24
4th `04	$27.21	$25.49
3rd `04	$26.78	$25.40
2nd `04	$26.47	$23.85
1st `04	$28.27	$23.83

The prices quoted above were obtained from the NASDAQ.com. Prices have been adjusted to reflect stock dividends.

The following table summarizes cash dividends paid per share (adjusted for stock dividends) of common stock during 2004 and 2003.

	2005	2004
First Quarter	$.2000	$.1814
Second Quarter	.2095	.1905
Third Quarter	.2095	.1905
Fourth Quarter	.2095	.1905

Total	$.8285	$.7529

The Company’s principal sources of funds to pay cash dividends are the earnings of and dividends paid by the subsidiary banks. Under current regulations the subsidiary banks are restricted in their ability to transfer funds in the form of cash dividends, loans, and advances to the Company (See Note S of the Notes to Consolidated Financial Statements). As of January 1, 2006, approximately $19.4 million of the subsidiaries’ retained earnings were available for transfer in the form of dividends to the Company without prior regulatory approval. In addition, the subsidiaries’ 2006 earnings are expected to be available for distributions as dividends to the Company.

MANAGEMENT’S RESPONSIBILITY FOR FINANCIAL REPORTING

The management of Firstbank Corporation has the responsibility for preparing the accompanying consolidated financial statements and for their integrity and objectivity. The statements were prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include amounts that are based on management’s best estimates and judgments. Management also prepared other information in the annual report and is responsible for its accuracy and consistency with the financial statements.

The Company’s 2005 consolidated financial statements have been audited by Crowe Chizek and Company LLC independent accountants. Management has made available to Crowe Chizek and Company LLC all financial records and related data, as well as the minutes of Boards of Directors’ meetings. Management believes that all representations made to Crowe Chizek and Company LLC during the audit were valid and appropriate.

MANAGEMENT'S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

The management of Firstbank Corporation is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s internal control system is designed to provide reasonable assurance to the Company’s management and Board of Directors regarding the reliability of financial reporting and the presentation of published financial statements. The system of internal control provides for division of responsibility and is documented by written policies and procedures that are communicated to employees with significant roles in the financial reporting process and updated as necessary. Management monitors the system of internal control for compliance.

The Company maintains an internal auditing program that independently assesses the effectiveness of the internal controls and recommends possible improvements thereto. However, all internal control systems, no matter how well designed, have inherent limitations.

The Company’s management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005. In making this assessment, it used the criteria for effective internal control over financial reporting set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in “Internal Control-Integrated Framework”. This assessment excluded internal control over financial reporting for Keystone Community Bank (“Keystone”) as permitted by the Securities and Exchange Commission for current year acquisitions. Keystone was acquired on October 1, 2005, and represented 17.6% of consolidated assets at December 31, 2005 and 4.2% of consolidated net income for 2005. Based on our assessment management concludes that, as of December 31, 2005, the Company’s internal control over financial reporting is effective based on those criteria.

Our assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005 has been audited by Crowe Chizek and Company LLC as stated in their report which appears herein.

FIRSTBANK CORPORATION

/s/ Thomas R. Sullivan
——————————————
Thomas R. Sullivan
President & Chief Executive Officer
(Principal Executive Officer)

/s/ Samuel G. Stone
——————————————
Samuel G. Stone
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: March 1, 2006

Crowe Chizek and Company LLC
Member Horwath International

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Firstbank Corporation
Alma, Michigan

We have audited management’s assessment, included in the accompanying Management’s Assessment of Internal Control Over Financial Reporting, that Firstbank Corporation maintained effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Firstbank Corporation’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

On October 1, 2005, the Company acquired Keystone Financial Corporation, and its subsidiary bank, Keystone Community Bank (Keystone). Keystone’s assets represented 17.6% of the Company’s consolidated assets at December 31, 2005, and its income represented 4.2% of the Company’s consolidated income for 2005. As permitted by the Securities and Exchange Commission, in the year of acquisition, the Company excluded Keystone from its assessment of internal controls over financial reporting. Accordingly, our audit of internal control over financial reporting also excluded Keystone.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assessment that Firstbank Corporation maintained effective internal control over financial reporting as of December 31, 2005, is fairly stated, in all material respects, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Also in our opinion, Firstbank Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Firstbank Corporation as of December 31, 2005 and 2004 and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2005 and our report dated March 1, 2006 expressed an unqualified opinion on those consolidated financial statements.

/s/ Crowe Chizek and Company LLC Crowe Chizek and Company LLC

Grand Rapids, Michigan
March 1, 2006

Crowe Chizek and Company LLC
Member Horwath International

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Firstbank Corporation
Alma, Michigan

We have audited the consolidated balance sheets of Firstbank Corporation as of December 31, 2005 and 2004, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Firstbank Corporation at December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with US generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Firstbank Corporation’s internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 1, 2006 expressed an unqualified opinion thereon.

/s/ Crowe Chizek and Company LLC Crowe Chizek and Company LLC

March 1, 2006
Grand Rapids, Michigan

FIRSTBANK CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands of Dollars, Except for Share Data)

	December 31,
ASSETS	2005	2004
Cash and due from banks	$ 36,037	$ 23,715
Short term investments	17,295	2,057

Total cash and cash equivalents	53,332	25,772
Securities available for sale	73,811	72,475
Federal Home Loan Bank stock	6,309	5,355
Loans held for sale	293	1,969
Loans, net of allowance for loan losses of $11,559 in 2005 and
$10,581 in 2004	867,065	660,506
Premises and equipment, net	19,477	17,658
Goodwill	19,888	4,465
Core deposits and other intangibles	3,710	2,395
Accrued interest receivable and other assets	17,233	15,540

TOTAL ASSETS	$ 1,061,118	$806,135

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Deposits:
Non-interest bearing demand accounts	$ 130,556	$106,208
Interest bearing accounts:
Demand	187,398	177,067
Savings	133,584	100,277
Time	359,567	219,715

Total Deposits	811,105	603,267
Securities sold under agreements to repurchase and overnight borrowings	43,311	39,100
Federal Home Loan Bank advances	83,044	71,315
Notes payable	7,590	115
Subordinated Debentures	10,310	10,310
Accrued interest payable and other liabilities	12,181	9,164

Total Liabilities	967,541	733,271
SHAREHOLDERS' EQUITY
Preferred stock; no par value, 300,000 shares authorized, none issued
Common stock, no par value, 20,000,000 shares authorized;
6,278,035 and 5,588,244 shares issued and outstanding in 2005 and 2004	$ 87,634	$ 64,713
Retained earnings	6,198	7,816
Accumulated other comprehensive income/(loss)	(255)	335

Total Shareholders' Equity	93,577	72,864

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 1,061,118	$806,135

See notes to consolidated financial statements.

FIRSTBANK CORPORATION
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(In Thousands of Dollars, Except for Per Share Data)

	Year Ended December 31,
	2005	2004	2003
Interest Income:
Loans, including fees	$ 50,030	$ 41,350	$ 40,989
Securities:
Taxable	1,952	1,655	1,818
Exempt from federal income tax	956	951	1,035
Short term investments	192	136	387

Total Interest Income	53,130	44,092	44,229
Interest Expense:
Deposits	12,368	7,453	8,533
FHLB Advances, notes payable and subordinated debentures	4,585	3,968	3,825
Other	861	289	240

Total Interest Expense	17,814	11,710	12,598

Net Interest Income	35,316	32,382	31,631
Provision for loan losses	295	(425)	550

Net Interest Income after Provision for Loan Losses	35,021	32,808	31,081
Non-Interest Income:
Service charges on deposit accounts	3,137	2,813	2,534
Gain on sale of mortgage loans	1,686	2,663	8,560
Mortgage servicing, net of amortization	205	(55)	(1,100)
Gain on sale of securities	33	54	390
Courier and cash delivery services	1,036	1,072	736
Real estate appraisal services	553	604	912
Commissions on real estate sales	1,113	945	940
Title insurance fees	551	618	1,104
Other	1,418	1,337	1,802

Total Non-Interest Income	9,732	10,051	15,878
Non-Interest Expense:
Salaries and employee benefits	16,100	15,718	16,198
Occupancy and equipment	4,240	3,866	3,725
Amortization of intangibles	395	302	336
Michigan single business tax	205	472	175
Outside professional services	1,809	1,598	1,995
Advertising and promotions	571	497	787
Other	6,620	5,908	5,679

Total Non-Interest Expense	29,940	28,361	28,895

Income Before Federal Income Taxes	14,813	14,497	18,064
Federal Income Taxes	4,703	4,139	6,008

NET INCOME	$ 10,110	$ 10,358	$ 12,056
Other comprehensive income:
Change in unrealized gain (loss) on securities, net of tax
and reclassification effects	(590)	(631)	(526)

COMPREHENSIVE INCOME	$ 9,520	$ 9,727	$ 11,530

Basic earnings per share	$ 1.75	$ 1.75	$ 1.93

Diluted earnings per share	$ 1.72	$ 1.71	$ 1.88

See notes to consolidated financial statements.

FIRSTBANK CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
(In Thousands of Dollars, Except for Share and per Share Data)

	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
Balances at January 1, 2003	$68,934	$9,755	1,492	$80,181
Net income for 2003		12,056		12,056
Cash dividends - $0.68 per share		(4,254)		(4,254)
5% stock dividend -268,635 shares	8,370	(8,370)
Issuance of 122,733 shares of common stock
through exercise of stock options	2,060			2,060
Issuance of 37,817 shares of common stock
through the dividend reinvestment plan	1,137			1,137
Issuance of 6,858 shares of common stock
from supplemental shareholder investments	209			209
Purchase of 176,100 shares of stock	(5,551)			(5,551)
Issuance of 14,261 shares of common stock	432			432
Net change in unrealized gain/(loss) on
securities available for sale, net of tax of $276			(526)	(526)

BALANCES AT DECEMBER 31, 2003	75,591	9,187	966	85,744

Net income for 2004		10,358		10,358
Cash dividends - $0.75 per share		(4,409)		(4,409)
5% stock dividend - 252,935 shares	7,320	(7,320)
Issuance of 72,248 shares of common stock
through exercise of stock options	1,291			1,291
Issuance of 41,104 shares of common stock
through the dividend reinvestment plan	1,140			1,140
Issuance of 5,967 shares of common stock
from supplemental shareholder investments	168			168
Purchase of 706,700 shares of stock	(21,195)			(21,195)
Issuance of 14,279 shares of common stock	398			398
Net change in unrealized gain/(loss) on
securities available for sale, net of tax of $348			(631)	(631)

BALANCES AT DECEMBER 31, 2004	$64,713	$7,816	$335	$72,864

Net income for 2005		10,110		10,110
Cash dividends - $0.83 per share		(4,787)		(4,787)
5% stock dividend - 298,927 shares	6,941	(6,941)		0
Issuance of 35,140 shares of common stock
through exercise of stock options	601			601
Issuance of 48,780 shares of common stock
through the dividend reinvestment plan	1,174			1,174
Issuance of 9,320 shares of common stock
from supplemental shareholder investments	243			243
Purchase of 37,200 shares of stock	(1,014)
				(1,014)
Issuance of 14,465 shares of common stock	356			356
Issuance of 586,466 shares for acquisition	14,620			14,620
Net change in unrealized gain/(loss) on
securities available for sale, net of tax of $131			(590)	(590)

BALANCES AT DECEMBER 31, 2005	$87,634	$6,198	$(255)	$93,577

See notes to consolidated financial statements.

FIRSTBANK CORPORATION
CONSOLIDATED STATEMENTS OF CASHFLOWS
(In Thousands of Dollars)

	Year Ended December 31,
	2005	2004	2003
OPERATING ACTIVITIES
Net income	$ 10,110	$ 10,358	$ 12,056
Adjustments to reconcile net income to net cash from
operating activities:
Provision for loan losses	295	(425)	550
Depreciation of premises and equipment	2,342	1,954	1,682
Net amortization of security premiums/discounts	163	203	645
Gain on sale of securities	(33)	(54)	(390)
Amortization and impairment of intangibles	395	718	336
Gain on sale of mortgage loans	(1,686)	(2,663)	(8,560)
Proceeds from sales of mortgage loans	79,564	119,401	375,588
Loans originated for sale	(76,202)	(114,547)	(361,525)
Deferred federal income tax benefit	185	384	(42)
(Increase) decrease in accrued interest receivable and other assets	(17,677)	(1,548)	236
Increase (decrease) in accrued interest payable and other liabilities	1,501	286	(2,609)

NET CASH FROM OPERATING ACTIVITIES	(1,043)	14,067	17,967
INVESTING ACTIVITIES
Bank acquisition, net of cash assumed	(6,442)	0	0
Proceeds from sales of securities available for sale	119	227	1,149
Proceeds from maturities and calls of securities available for sale	19,672	36,164	32,916
Purchase of securities available for sale	(19,949)	(39,263)	(42,402)
Purchase of Federal Home Loan Bank stock	(208)	(426)	(183)
Net increase in portfolio loans	(61,935)	(36,255)	(34,638)
Net purchases of premises and equipment	(2,095)	(1,509)	(2,271)

NET CASH FROM INVESTING ACTIVITIES	(70,838)	(41,062)	(45,429)
FINANCING ACTIVITIES
Net increase (decrease) in deposits	74,503	35,713	(9,355)
Net increase (decrease) in securities sold under agreements to
repurchase and overnight borrowings	4,211	(7,969)	16,711
Retirement of notes payable and other borrowings	(21)	(11,019)	(17)
Proceeds from Federal Home Loan Bank borrowings	18,200	7,000	3,000
Retirement of Federal Home Loan Bank borrowings	(13,392)	(2,806)	(4,312)
Proceeds from subordinated debentures and other borrowings	4,747	21,310	0
Cash dividends and cash paid in lieu of fractional shares on
stock dividend	(4,787)	(4,409)	(4,254)
Purchase of common stock	(1,014)	(21,195)	(5,551)
Issuance of common stock, net	16,994	2,997	3,838

NET CASH FROM FINANCING ACTIVITIES	99,441	19,622	60
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	27,560	(7,373)	(27,402)
Cash and cash equivalents at beginning of year	$ 25,772	33,145	60,547

CASH AND CASH EQUIVALENTS AT END OF YEAR	$ 53,332	$ 25,772	$ 33,145

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$ 17,244	$ 13,412	$ 13,196
Income taxes	$ 3,725	$ 3,975	$ 6,250

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASHFLOWS (continued)

Keystone Community Bank acquisition:
(In Thousands of Dollars)
Securities acquired (including FHLB stock)	2,943
Loans acquired, net of allowance for loan losses	144,919
Bank premises and equipment	2,085
Acquisition intangibles recorded	17,131
Other assets assumed	1,016
Deposits assumed	(133,335)
Borrowings assumed	(9,670)
Other liabilities assumed	(1,516)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations: Firstbank Corporation (the “Company”) is a bank holding company. Each subsidiary bank of the Company is a full service community bank. The subsidiary banks offer all customary banking services, including the acceptance of checking, savings and time deposits, and the making of commercial, agricultural, real estate, personal, home improvement, automobile and other installment and consumer loans. The consolidated assets of the Company, of $1.061 billion as of December 31, 2005, primarily represent commercial and retail banking activity. Mortgage loans serviced for others of $473 million, as of December 31, 2005, are not included in the Company’s consolidated balance sheet.

Principles of Consolidation: The consolidated financial statements include the accounts of the Company and its subsidiaries, Firstbank – Alma; Firstbank (Mt. Pleasant); Firstbank – West Branch; Firstbank – Lakeview; Firstbank – St. Johns; and Keystone Community Bank (the “Banks”); 1st Armored, Incorporated; Gladwin Land Company, Incorporated; 1st Title, Incorporated; and C.A. Hanes Realty, Incorporated, after elimination of inter-company accounts and transactions. These subsidiaries are wholly owned, except C.A. Hanes Realty, which has a 45% minority interest. Each of the Company’s six banks operate its own Mortgage Company. Keystone Community Bank also owns Keystone Premium Finance, LLC, which finances large dollar insurance premiums. The operating results of these companies are consolidated into each Bank’s financial statements. During 2004 the Company formed a special purpose trust, Firstbank Capital Trust I, for the sole purpose of issuing variable interest trust preferred securities. Under generally accepted accounting principles, the trust is not consolidated into the financial statements of the Company.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Certain Significant Estimates: The primary estimates incorporated into the Company’s financial statements, which are susceptible to change in the near term, include the allowance for loan losses, the determination of the fair value of certain financial instruments, determination of state and federal tax liabilities, purchase accounting and core deposit intangible valuations, and the valuation of mortgage servicing rights.

Current Vulnerability Due to Certain Concentrations: The Company’s business is concentrated in the mid-central section of the lower peninsula of Michigan. Management is of the opinion that no concentrations exist that make the Company vulnerable to the risk of a near term severe impact. While the loan portfolio is diversified, the customers’ ability to honor their debts is partially dependent on the local economies. The Company’s service area is primarily dependent on manufacturing (automotive and other), agricultural and recreational industries. Most commercial and agricultural loans are secured by business assets, including commercial and agricultural real estate and federal farm agency guarantees. Generally, consumer loans are secured by various items of personal property and mortgage loans are secured by residential real estate. The Company’s funding sources include time deposits and other deposit products which bear interest. Periods of rising interest rates result in an increase in the cost of funds to the Company and an increase in yields on certain assets. Conversely, periods of falling interest rates result in a decrease in yields on certain assets and costs of certain funds.

Cash and Cash Equivalents: Cash and cash equivalents include cash on hand, amounts due from banks and short term investments, which include interest bearing deposits with banks, federal funds sold, and overnight money market fund investments. Generally, federal funds and overnight money market funds are purchased for a one day period. The Company reports customer loan transactions, deposit transactions and repurchase agreements and overnight borrowings on a net basis within its cash flow statement.

Securities Available for Sale: Securities available for sale consist of bonds and notes which might be sold prior to maturity due to changes in interest rate, prepayment risks, yield and availability of alternative investments, liquidity needs or other factors. Securities classified as available for sale are reported at their fair value and the related unrealized holding gain or loss (the difference between the fair value and amortized cost of the securities so classified) is reported in other comprehensive income. Other securities such as Federal Home Loan Bank stock are carried at cost. Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method anticipating prepayments. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

Declines in the fair value of securities below their cost that are other than temporary are reflected as realized losses. In estimating other-than-temporary losses, management considers: (1) the length of time and extent that fair value has been less than carrying value; (2) the financial condition and near term prospects of the issuer; and (3) the Company’s ability and intent to hold the security for a period of time sufficient to allow for any anticipated recovery in fair value.

Mortgage Banking Activities: Servicing rights are recognized as assets for the allocated value of retained servicing rights on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates. Any impairment of a grouping is reported as a valuation allowance.

Servicing fee income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal or a fixed amount per loan and are recorded as income when earned. The amortization of mortgage serving rights is netted against loan servicing fee income.

Loans Held for Sale: Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or market, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings.

Mortgage loans held for sale are generally sold with servicing rights retained. The carrying value of mortgage loans sold is reduced by the cost allocated to the servicing right. Gains and losses on sales of mortgage loans are based on the difference between the selling price and the carrying value of the related loan sold. The Company generally locks in its sale price to the purchaser of the loan at the same time it makes a rate commitment to the borrower.

Loans: Loans receivable, for which management has the intent and ability to hold for the foreseeable future or payoff are reported at their outstanding unpaid principal balances, net of any deferred fees or costs on originated loans, unamortized premiums or discounts. Loan origination fees and certain origination costs are capitalized and recognized as an adjustment to yield of the related loan. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term without anticipating prepayments. Interest income on mortgage and commercial loans is discontinued at the time the loan becomes 90 days delinquent unless the credit is well secured and in process of collection. Consumer and credit card loans are typically charged off no later than 120 days past due. In all cases loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued, but not received, for loans placed on nonaccrual status, is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method until qualifying for return to accrual. Loans are returned to accrual status when all of the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses. Management uses a quantitative and qualitative methodology for analyzing factors which impact the allowance for loan losses consistently across its six banking subsidiaries. The process applies risk factors for historical charge-offs and delinquency experience, portfolio segment weightings and industry and regional factors and trends as they affect the banks’ portfolios. The consideration of exposures to industries potentially most affected by current risks in the economic and political environment and the review of potential risks in certain credits that either are, or are not, considered part of the non-performing loan category contributed to the establishment of the allowance levels at each bank. Loan losses are charged off against the allowance when management believes the uncollectibility of a loan balance is confirmed.

Loans are reviewed on an ongoing basis for impairment. A loan is impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans are measured based on the present value of expected cash flows discounted at the loan’s effective interest rate or, as a practical expedient, the fair value of collateral, if the loan is collateral dependent. Loans considered to be impaired are reduced to the present value of expected future cash flows or to the fair value of collateral by allocating a portion of the allowance for loan losses to such loans. If these allocations cause an increase in the allowance for loan losses such increase is reported as provision for loan loss. Increases or decreases in carrying value due to changes in estimates of future payments or the passage of time are reported as reductions or increases in the provision for loan losses.

Smaller balance homogeneous loans such as residential first mortgage loans secured by one to four family residences, residential construction, automobile, home equity and second mortgage loans, are collectively evaluated for impairment. Commercial loans and first mortgage loans secured by other properties are evaluated individually for impairment. When credit analysis of the borrower’s operating results and financial condition indicates the underlying ability of the borrower’s business activity is not sufficient to generate adequate cash flow to service the business’ cash needs, including the Company’s loans to the borrower, the loan is evaluated for impairment. Often this is associated with a delay or shortfall in payments of 90 days or less. Commercial loans are rated on a scale of 1 to 8, with grades 1 to 4 being pass grades, 5 being special attention or watch, 6 substandard, 7 doubtful, and 8 loss. Loans graded 5, 6, 7, and 8 are considered for impairment. Loans are generally moved to nonaccrual status when 90 days or more past due. These loans are often considered impaired. Impaired loans, or portions thereof, are charged off when deemed uncollectible.

Premises and Equipment: Premises and equipment are stated on the basis of cost less accumulated depreciation. Depreciation is computed over the estimated useful lives of the assets, primarily by accelerated methods for income tax purposes and by the straight line method for financial reporting purposes. Buildings and related components have useful lives ranging from 5 to 33 years. Furniture, fixtures and equipment have useful lives ranging from 3 to 10 years.

Other Real Estate: Other real estate (included as a component of other assets) includes properties acquired through either a foreclosure proceeding or acceptance of a deed in lieu of foreclosure and is initially recorded at the fair value when acquired, establishing a new cost basis. These properties are evaluated periodically and if fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Costs after acquisition are expensed.

Goodwill and Other Intangible Assets: Goodwill results from business acquisitions and represents the excess of the purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets. Goodwill is assessed at least annually for impairment and any such impairment is recognized in the period identified.

Other intangible assets consist of core deposit and acquired customer relationship intangible assets arising from whole bank and branch acquisitions. They are initially measured at fair value and then are amortized on an accelerated method over their estimated useful lives.

Long Term Assets: Premises and equipment, core deposit and other intangible assets, and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, a charge is taken to earnings, and the assets are written down to fair value.

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Income Taxes: The Company records income tax expense based on the amount of taxes due on its tax return plus the change in deferred taxes, computed based on the future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

Stock Splits and Dividends: Dividends issued in stock are reported by transferring the market value of the stock issued from retained earnings to common stock. Fractional shares are issued or are paid in cash. Earnings and dividends per share are restated for all stock splits and stock dividends through the date of issue of the financial statements. A stock dividend of 5% was paid on December 31, 2005, to shareholders of record as of December 14, 2005. A stock dividend of 5% was paid on December 31, 2004, to shareholders of record as of December 17, 2004. A stock dividend of 5% was paid on December 31, 2003, to shareholders of record as of December 18, 2003.

Stock Compensation: Employee compensation expense under stock options is reported using the intrinsic value method. No stock-based compensation cost is reflected in net income as all options granted had an exercise price equal to or greater than the market price of the underlying common stock at date of grant. The following table illustrates the effect on net income and earnings per share if expense was measured using the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation.

	2005	2004	2003
(in thousands of dollars, except per share information)
Net income as reported	$ 10,110	$ 10,358	$ 12,056
Deduct stock-based compensation expense determined
under fair value based method	152	183	135

Pro forma net income	$ 9,958	$ 10,175	$ 11,921
Basic earnings per share as reported	$ 1.75	$ 1.75	$ 1.93
Pro forma basic earnings per share	$ 1.72	$ 1.71	$ 1.91
Diluted earnings per share as reported	$ 1.72	$ 1.71	$ 1.88
Pro forma diluted earnings per share	$ 1.70	$ 1.68	$ 1.86

The aggregate fair value of options granted in 2005, 2004, and 2003 were $241,668, $234,949, and $290,624, respectively. The pro forma effects are computed using option pricing models and using the following weighted-average assumptions as of grant date.

	2005		2004		2003
Risk-free interest rate	4.32%		4.20%		4.04%
Expected option life	7 Yea	rs	7 Yea	rs	7 Yea	rs
Expected stock price volatility	21.6%		23.7%		21.8%
Dividend yield	3.5%		3.6%		3.0%

Earnings Per Share: Basic earnings per share is based on weighted average common shares outstanding. Diluted earnings per share include the dilutive effect of additional common shares that may be issued under stock options. All per share amounts are restated for stock dividends and stock splits through the date of issuance of the financial statements.

Comprehensive Income: Comprehensive income consists of net income and changes in unrealized gains and losses on securities available for sale, net of tax, which is recognized as a separate component of equity. Accumulated other comprehensive income consists of unrealized gains and losses on securities available for sale, net of tax.

Effect of Newly Issued But not Yet Effective Accounting Standards: Statement of Financial Accounting Standards No. 123R requires all public companies to record compensation cost for stock options provided to employees in return for employee service. The cost is measured at the fair value of the options when granted, and this cost is expensed over the employee service period, which is normally the vesting period of the options. This will apply to outstanding awards vesting, granted or modified after the first quarter of, or year beginning after June 15, 2005. The effect on results of operations will depend on the level of future options grants and the calculation of the fair value of the options grated at such future date, as well as the vesting periods provided, and so cannot currently be predicted. Existing options that will vest after adoption date are expected to result in additional compensation expense of approximately $214,000 in 2006, $100,000 in 2007, $53,000 in 2008, and $23,000 in 2009 and $7,000 in 2010. There will be no significant effect on financial position as total equity will not change.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate in Note V. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Reclassification: Certain 2004 and 2003 amounts have been reclassified to conform to the 2005 presentation.

Adoption of New Accounting Standards: Statement of Position 03-3 requires that a valuation allowance for loans acquired in a transfer, including in a business combination, reflect only losses incurred after acquisition, and should not be recorded at acquisition. It applies to any loan acquired in a transfer that showed evidence of credit quality deterioration since it was made. The effect on results of operations and financial position of the Company’s acquisition of Keystone was not material due to the limited number of troubled loans held by Keystone.

Segment Information: While the Company’s chief decision makers monitor the revenue streams of various products and services, substantially all of the Company’s operations are managed and financial performance is evaluated on a company wide basis. Accordingly, all of the Company’s operations are considered by Management to be aggregated in one reportable operating segment. There are no material separately identifiable reporting segments.

NOTE B – ACQUISITIONS

On October 1, 2005 the Company acquired 100 percent of Keystone Community Bank. The results of Keystone’s operations have been included in the consolidated financial statements since that date. Keystone is a community bank located in Kalamazoo, Michigan and operates four branches in Kalamazoo County. As a result of the acquisition, the Company expects to be able to reduce the operating costs of Keystone through economies of scale.

The aggregate purchase price was $26.6 million, including $12.0 million of cash and common stock valued at $14.6 million. The 588,466 shares issued were valued at the closing price of the stock on the day the terms of the acquisition were agreed to and announced. The acquisition resulted in the creation of $17.1 million of intangible assets, of which $1.4 million and $271,000 were assigned to core deposit intangible and non-compete intangibles, respectively. The remaining $15.4 million was determined to be goodwill. At the time of acquisition, Keystone had total assets of $156 million, including $146 million of loans, net of allowance for loan losses.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

At October 1, 2005
(In thousands of dollars)
Cash and cash equivalents	$ 4,186
Securities	2,943
Loans, net of allowance for loan losses	144,919
Bank premises and equipment	2,085
Other assets assumed	1,016

Total assets acquired	155,149
Deposits assumed	(133,335)
Borrowings assumed	(9,670)
Other liabilities assumed	(1,516)

Total liabilities assumed	144,521
Net assets acquired	$ 10,628

NOTE C – RESTRICTIONS ON CASH AND DUE FROM BANKS

The Company’s subsidiary banks are required to maintain average reserve balances in the form of cash and non-interest bearing balances due from the Federal Reserve Bank. The average reserve balances required to be maintained during 2005 and 2004 were $4,764,000 and $4,151,000, respectively. These balances do not earn interest.

NOTE D – SECURITIES

The fair value of securities available for sale was as follows:

	Fair Value	Gross Unrealized Gains	Gross Unrealized Losses
	(In Thousands of Dollars)
Securities Available for Sale:
December 31, 2005:
U.S. governmental agency	$36,851	$ 1	$(484)
States and political subdivisions	30,537	293	(143)
Collateralized Mortgage Obligations	3,544	8	(63)
Equity	2,879	1	(0)

Total	$73,811	$303	$(690)

December 31, 2004:
U.S. governmental agency	$37,399	$ 13	$(198)
States and political subdivisions	30,581	731	(66)
Collateralized Mortgage Obligations	3,021	35	(21)
Equity	1,474	14	(0)

Total	$72,475	$793	$(285)

Securities with unrealized losses at year end 2005 and 2004 not recognized in income are as follows:

	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Description of Securities December 31, 2005
US Government Agencies	$15,560	$(188)	$16,334	$(296)	$31,894	$(484)
States and Political Subdivisions	1,655	(19)	10,988	(124)	12,643	(143)
Collateralized Mortgage Obligations	0	0	3,025	(63)	3,025	(63)
Equity	0	0	0	0	0	0

Total Temporarily Impaired	$17,215	$(207)	$30,347	$(483)	$47,562	$(690)

December 31, 2004
US Government Agencies	$ 3,978	$(14)	$28,931	$(184)	$32,909	$(198)
States and Political Subdivisions	0	0	6,554	(66)	6,554	(66)
Collateralized Mortgage Obligations	0	0	2,201	(21)	2,201	(21)
Equity	3	0	0	0	3	0

Total Temporarily Impaired	$ 3,981	$(14)	$37,686	$(271)	$41,667	$(285)

Unrealized losses on securities shown in the previous table have not been recognized into income because the issuers bonds are of high credit quality, management has the intent and ability to hold these bonds for the foreseeable future, and the decline in fair value is largely due to changes in interest rates. The fair value is expected to recover as the securities approach their maturity, or interest rate reset dates.

Gross realized gains (losses) on sales and calls of securities were:

	(In Thousands of Dollars)
	2005	2004	2003
Gross realized gains	$33	$54	$390
Gross realized losses	0	0	0

Net realized gains (losses)	$33	$54	$390

The fair value of securities at December 31, 2005, by stated maturity, is shown below. Actual maturities may differ from stated maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Fair Value (In Thousands of Dollars)
Due in one year or less	$24,162
Due after one year through five years	32,930
Due after five years through ten years	7,334
Due after ten years	6,506

Total	70,932
Equity securities	2,879

Total securities	$73,811

At December 31, 2005 and 2004, securities with a carrying value approximating $51,133,000 and $56,427,000 were pledged to secure public trust deposits, securities sold under agreements to repurchase and for such other purposes as required or permitted by law.

NOTE E – SECONDARY MORTGAGE MARKET ACTIVITIES

Loans serviced for others, which are not reported as assets, total $472,992,000 at December 31, 2005, and $472,067,000 at December 31, 2004.

Activity for capitalized mortgage servicing rights was as follows:

	(In Thousands of Dollars)
	2005	2004
Servicing rights:
Beginning of year	$ 2,188	$ 2,537
Additions	556	885
Amortized to expense	(800)	(1,232)
Valuation (Impairment)/Recovery	3	(2)

End of year	$ 1,947	$ 2,188

Management has determined that a valuation allowance of $3 thousand was necessary at December 31, 2005. A valuation allowance of $6 thousand was required at December 31, 2004.

NOTE F – LOANS

        Loans at year end were as follows:

	(In Thousands of Dollars)
	2005	2004
Commercial	$183,473	$110,261
Mortgage Loans on Real Estate:
Residential	272,402	231,213
Commercial	302,471	225,372
Construction	61,067	47,920
Consumer	57,404	54,491
Credit Card	1,807	1,830

Subtotal	878,624	671,087
Less:
Allowance for loan losses	11,559	10,581

Loans, net	$867,065	$660,506

Activity in the allowance for loan losses was as follows:

	(In Thousands of Dollars)
	2005	2004	2003
Beginning balance	$ 10,581	$ 11,627	$ 11,536
Allowance of acquired bank	1,949	0	0
Provision for loan losses	295	(425)	550
Loans charged off	(1,739)	(930)	(778)
Recoveries	473	309	319

Ending balance	$ 11,559	$ 10,581	$ 11,627

Impaired loans were as follows:

	(In Thousands of Dollars)
	2005	2004	2003
Year end loans with no allocated allowance for loan losses	$1,305	$ 170	$1,879
Year end loans with allocated allowance for loan losses	3,651	1,262	1,544

Total	$4,956	$1,432	$3,423

Amount of the allowance for loan losses allocated	$1,209	$ 610	$ 843

	(In Thousands of Dollars)
	2005	2004	2003
Nonaccrual loans at year end	$4,770	$1,456	$ 834
Loans past due over 90 days still on accrual at year end	2,440	408	581
Average of impaired loans during the year	4,736	1,605	3,522
Interest income recognized during impairment	187	31	168
Cash-basis interest income recognized	23	5	30

Approximately $36,823,000 and $37,051,000 of commercial loans were pledged to the Federal Reserve Bank of Chicago at December 31, 2005 and 2004 to secure potential overnight borrowings.

NOTE G – PREMISES AND EQUIPMENT

Year end premises and equipment were as follows:

	(In Thousands of Dollars)
	2005	2004
Land	$ 4,339	$ 3,989
Buildings	18,357	16,105
Furniture, fixtures and equipment	14,653	14,409

Total	37,349	34,503
Less:
Accumulated depreciation	(17,872)	(16,845)

Total	$ 19,477	$ 17,658

Depreciation expense was $2,342,000, $1,954,000, and $1,682,000 for 2005, 2004, and 2003. Rent expense was $244,000 for 2005, $252,000 for 2004, and $194,000 for 2003. Rental commitments for the next five years under non-cancelable operating leases were as follows (before considering renewal options that generally are present):

(In Thousands of Dollars)
2006	$ 257
2007	248
2008	251
2009	212
2010	199

Total	$1,167

NOTE H – GOODWILL AND INTANGIBLE ASSETS

Goodwill

The change in the carrying amount of goodwill for the year is as follows:

	(In Thousands of Dollars)
	2005	2004
Balance at January 1	$ 4,465	$ 4,880
Impairment write down	0	(415)
Goodwill from acquisitions during the year	15,423	0

Balance at December 31	$19,888	$ 4,465

Acquired Intangible Assets

Acquired intangible assets at year end were as follows:

	(In Thousands of Dollars)
	Gross Amount	Accumulated Amortization	Net Carrying Amount

2005 Amortized intangible assets:
Core deposit premium resulting from
bank and branch acquisitions	$6,179	$2,715	$3,464
Other customer relationship intangibles	291	45	246

Total	$6,470	$2,760	$3,710

2004 Amortized intangible assets:
Core deposit premium resulting from
branch acquisitions	$4,740	$2,352	$2,388
Other customer relationship intangibles	20	13	7

Total	$4,760	$2,365	$2,395

Aggregate amortization expense was $395,000, $303,000, and $336,000 for 2005, 2004, and 2003, respectively.

Estimated amortization expense for each of the next five years:

(In Thousands of Dollars)
2006	$665
2007	623
2008	539
2009	470
2010	406

NOTE I – FEDERAL INCOME TAXES

Federal income taxes consist of the following:

	(In Thousands of Dollars)
	2005	2004	2003
Current expense	$ 4,791	$3,755	$ 6,050
Deferred expense (benefit)	(88)	384	(42)

Total	$ 4,703	$4,139	$ 6,008

A reconciliation of the difference between federal income tax expense and the amount computed by applying the federal statutory tax rate of 35% in 2005, 2004 and 2003 is as follows:

	(In Thousands of Dollars)
	2005	2004	2003
Tax at statutory rate	$ 5,185	$ 5,074	$ 6,322
Adjustment of federal tax contingent liability	0	(529)	0
Effect of tax-exempt interest	(384)	(329)	(365)
Other	(98)	(77)	51

Federal income taxes	$ 4,703	$ 4,139	$ 6,008

Effective tax rate	32%	29%	33%

The federal tax accrual was reduced in the fourth quarter of the 2004 to reflect management’s current estimate of contingent tax liabilities.

The components of deferred tax assets and liabilities consist of the following at December 31st year end:

	(In Thousands of Dollars)
	2005	2004
Deferred tax assets:
Allowance for loan losses	$ 4,017	$ 3,703
Deferred compensation	1,146	1,123
Other	374	243
Unrealized loss on securities available for sale	131	0

Total deferred tax assets	5,668	5,069

Deferred tax liabilities:
Fixed assets	(1,397)	(1,482)
Mortgage servicing rights	(682)	(768)
Purchase accounting adjustment	(691)	(313)
Unrealized gain on securities available for sale	0	(208)
Other	(579)	(406)

Total deferred tax liabilities	(3,349)	(3,177)

Net deferred tax assets	$ 2,319	$ 1,892

A valuation allowance related to deferred tax assets is required when it is considered more likely than not that all or part of the benefits related to such assets will not be realized. Management has determined that no such allowance is required at December 31, 2005 or 2004.

Net deferred tax assets at December 31, 2005 and 2004 are included in other assets in the accompanying consolidated balance sheets.

NOTE J – DEPOSITS

Time deposits of $100,000 or more were $150,280,000 and $68,922,000 at year end 2005 and 2004. In 2004, the Company began to use brokered CDs as an avenue for funding. There were $44.4 million and $15.3 million of brokered CDs included in time deposits of $100,000 or more in 2005 and 2004 respectively.

Scheduled maturities of time deposits at December 31, 2005 were as follows:

Year	(In Thousands of Dollars) Amount
2006	$229,307
2007	81,565
2008	19,174
2009	16,059
2010	13,379
2011 and after	83

Total	$359,567

NOTE K – BORROWINGS

Information relating to securities sold under agreements to repurchase is as follows:

	(In Thousands of Dollars)
	2005	2004
At December 31:
Outstanding Balance	$31,011	$28,850
Average Interest Rate	2.88%	1.10%
Daily Average for the Year:
Outstanding Balance	$28,065	$25,390
Average Interest Rate	2.18%	.87%
Maximum Outstanding at any Month End	$31,920	$30,993

Securities sold under agreements to repurchase (repurchase agreements) generally have original maturities of less than one year. Repurchase agreements are treated as financings and the obligations to repurchase securities sold are reflected as liabilities. Securities involved with the agreements are recorded as assets of the Company and are primarily held in safekeeping by correspondent banks. Repurchase agreements are offered principally to certain large deposit customers as deposit equivalent investments.

The Company had overnight borrowings of $12,300,000 at December 31, 2005. There were $10,250,000 overnight borrowings at December 31, 2004.

The Company established a line of credit agreement with LaSalle Bank, Chicago, Illinois on June 30, 2003 at a variable interest rate chosen by the Company of either, LaSalle Bank’s prime commercial borrowing rate, or LIBOR plus 1.75%. This agreement allows for a revolving line of credit up to an aggregate principal amount of $25,000,000. The collateral for this agreement consists of all outstanding capital stock of Firstbank – Alma, Firstbank (Mt. Pleasant) and Firstbank – West Branch. In 2004, the Company accessed $11 million of the LaSalle Bank line of credit as temporary funding for its self tender offer. Those funds were repaid in October of 2004 when the Company issued variable interest subordinated debt for long term funding. In September and October of 2005 the Company accessed $7.5 million of the LaSalle Bank line of credit to provide temporary funds for the acquisition of Keystone Community Bank. That balance was outstanding at the end of 2005 and had an interest rate at year end of 6.27%. The terms of the agreement require the Company to pay interest quarterly on the outstanding borrowing. The LaSalle Bank line of credit was paid in full on January 20, 2006.

Firstbank – Alma has notes payable with a total balance of $95,000 and $115,000 at December 31, 2005 and 2004. These notes mature on January 1, 2010 and were part of the consideration paid for a subsidiary, which has since been sold.

NOTE L – FEDERAL HOME LOAN BANK ADVANCES

Long term borrowings have been secured from the Federal Home Loan Bank. At year end, advances from the Federal Home Loan Bank were as follows:

	(In Thousands of Dollars)
	2005	2004
Maturities February 2006 through November 2022 at
fixed rates ranging from 2.30% to 7.3%, averaging 4.93%	$83,044	$71,315

Each Federal Home Loan Bank advance is payable at its maturity date without a prepayment penalty. The advances were collateralized by $139,045,000 and $142,145,000 of first mortgage loans under a blanket lien arrangement at year end 2005 and 2004. As of December 31, 2005, the Company had $33,272,000 of additional borrowing capacity with the Federal Home Loan Bank.

Maturities of FHLB advances are as follows:

(In Thousands of Dollars)

2006	$10,934
2007	9,140
2008	14,174
2009	0
2010	41,566
2011 and after	7,229

Total	$83,044

NOTE M – SUBORDINATED DEBENTURES

A trust formed by the Company issued $10,310,000 of LIBOR plus 1.99% variable rate trust preferred securities in 2004 as part of a pooled offering of such securities. The Company issued subordinated debentures to the trust in exchange for the proceeds of the offering; the debentures represent the sole assets of the trust. The Company may redeem the subordinated debentures, in whole or in part, any time on or after October 18, 2009 at 100% of the principal amount of the securities. The debentures are required to be paid in full on October 18, 2034.

On Janaury 20, 2006, a trust formed by the Company issued $10,310,000 of trust preferred securities as part of a pooled offering of such securities. The securities carry an interest rate of 6.049% for five years, and then convert to a variable rate of LIBOR plus 1.27% for the remainder of their term. The Company issued subordinated debentures to the trust in exchange for the proceeds of the offering; the debentures represent the sole assets of the trust. The Company may redeem the subordinated debentures, in whole or in part, any time on or after April 7, 2011 at 100% of the principal amount of the securities. The debentures are required to be paid in full on April 7, 2036.

NOTE N – BENEFIT PLANS

The 401(k) plan, a defined contribution plan, is an IRS qualified 401(k) salary deferral plan, under which employees can direct investment in Firstbank Corporation stock. Both employee and employer contributions may be made to the plan. Due to the March 2003 ESOP termination, at year end 2003, there were no ESOP shares outstanding. During March 2003, each participant was given various options to roll-over their ESOP balance to a qualified plan, including Firstbank Corporation 401(k), or take a distribution. At that time, participants that rolled their balance into the Firstbank Corporation 401(k) plan made new investment elections. The Company’s 2005, 2004 and 2003 matching 401(k) contributions charged to expense were $368,000, $410,000, and $407,000, respectively. The percent of the Company’s matching contribution to the 401(k) is determined annually by the Board of Directors.

Keystone Community Bank has a 401(k) plan that allows both employee and employer contributions. Keystone’s plan is a defined contribution plan and an IRS qualified 401(k) Safe Harbor salary deferral plan. Keystone’s 2005 matching contributions charged to expense since acquisition were $14,000. The percent of the matching contribution to the 401(k) is determined annually by the IRS requirements of a Safe Harbor plan and the Board of Directors.

The Board of Directors had established the Firstbank Corporation Affiliate Deferred Compensation Plan (“Plan”). The American Jobs Creation Act of 2004, passed in October, had significant impact on the design and operation of non-qualified deferred compensation plans. As a result of these changes, future deferrals into the Plan were suspended effective December 31, 2004. Prior to December 31, 2004, Directors of the holding company and each affiliate bank were eligible to participate in the Plan. In addition, key management of the holding company and affiliate banks as designated by the Board of Directors were eligible to participate. The plan is a nonqualified plan as defined by the Internal Revenue Code, and as such, all contributions are invested at the recommendation of the participant and are assets of the Company. The Company recognizes a corresponding liability to each participant. The plan allowed Directors to defer their director fees and key management to defer a portion of their salaries into the Plan.

NOTE O – STOCK OPTIONS

The Firstbank Corporation Stock Option Plans of 1993 and 1997 (“Plans”), as amended, provide for the grant of 377,130 and 565,522 shares of stock, respectively, in either restricted form or under option. Options may be either incentive stock options or nonqualified stock options. The Plan of 1993 terminated April 26, 2003. The 1997 Plan will terminate April 28, 2007. The Board, at its discretion, may terminate either or both Plans prior to the Plans’ termination dates.

Each option granted under the Plans may be exercised in whole or in part during such period as is specified in the option agreement governing that option. Options are issued with exercise prices equal to the stock’s market value at date of issuance. The length of time available for a nonqualified stock option to be exercised is governed by each option agreement, but has not been more than ten years from the grant date.

Incentive stock options may not be exercised after ten years from the grant date. In November 2001, the Board of Directors changed the ten year vesting schedule to five years with 20% of the options granted vesting each year. The new schedule was retroactive to the 1993 options. To date, the accelerated vesting schedule had no impact on compensation expense or net income as reported. However, the accelerated vesting schedule did impact pro forma net income and earnings per share for 2004, 2003 and 2002.

The following is a summary of option transactions which occurred during 2003, 2004 and 2005:

	Number Of Shares	Weighted Average Exercise Price
Outstanding - January 1, 2003	557,239	$ 14.59
Granted	62,453	$ 27.49
Exercised	(142,133)	$ 9.94
Cancelled	(5,444)	$ 17.73

Outstanding - December 31, 2003	472,115	$ 17.36
Granted	54,987	$ 25.69
Exercised	(79,653)	$ 13.11
Cancelled	(256)	$ 14.90

Outstanding - December 31, 2004	447,193	$ 18.54
Granted	63,551	$ 24.01
Exercised	(36,737)	$ 13.75
Cancelled	(25,439)	$ 21.12

Outstanding - December 31, 2005	448,568	$ 20.21

Available for Grant - December 31, 2005	29,732
Available for Exercise - December 31, 2005	298,925	$ 18.27
Available for Exercise - December 31, 2004	292,553	$ 16.19
Available for Exercise - December 31, 2003	317,351	$ 15.52

As of December 31, 2005, the range of options outstanding and exercisable was as follows.

	Outstanding			Exercisable
Range of Exercise Prices	Number	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
$ 4.92 - $12.00	20,095	1.05	$10.09	20,098	$10.09
$12.01 - $16.00	125,721	4.35	$14.63	117,802	$14.66
$16.01 - $21.00	74,832	5.83	$18.71	58,381	$18.30
$21.01 - $27.49	227,919	7.46	$24.67	102,647	$23.98

	448,568	6.03	$20.21	298,925	$18.27

NOTE P – RELATED PARTY TRANSACTIONS

Loans to principal officers, directors, and their affiliates in 2005 were as follows:

(In Thousands of Dollars)
Beginning balance	$ 34,365
New loans	38,065
Repayments	(36,520)
Addition/(Deletion) of Directors	6,428

Ending balance	$ 42,338

Deposits from principal officers, directors, and their affiliates at year end 2005 and 2004 were $21.0 million and $10.5 million respectively.

NOTE Q – FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

Some financial instruments, such as loan commitments, credit lines, letters of credit and overdraft protection are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met and usually have expiration dates. Commitments may expire without being used. Off-balance sheet risk to credit loss exists up to the face amount of these instruments although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

Financial instruments with off-balance sheet risk were as follows at year end:

	(In Thousands of Dollars)
	2005		2004
	Fixed Rate	Variable Rate	Fixed Rate	Variable Rate
Commitments to make loans	$33,911	$ 9,805	$32,996	$ 8,398
(at market rates)
Unused lines of credit and letters of Credit	$17,522	$114,071	$10,196	$79,748
Standby Letters of Credit	$ 1,575	$ 13,085	$ 20	$10,896

Commitments to make loans are generally made for periods of 60 days or less. The fixed rate loan commitments have interest rates ranging from 6.55% to 15.0% and maturities ranging from 15 years to 30 years.

NOTE R – CONTINGENCIES

From time to time certain claims are made against the Company and its banking subsidiaries in the normal course of business. There were no outstanding claims considered by management to be material at December 31, 2005.

NOTE S – DIVIDEND LIMITATION OF SUBSIDIARIES

Capital guidelines adopted by Federal and State regulatory agencies and restrictions imposed by law limit the amount of cash dividends the banks can pay to the Company. At December 31, 2005, using the most restrictive of these conditions for each bank, the aggregate cash dividends that the banks can pay the Company without prior approval was $19,404,000. It is not the intent of management to have dividends paid in amounts which would reduce the capital of the banks to levels below those which are considered prudent by management and in accordance with guidelines of regulatory authorities.

NOTE T – STOCK REPURCHASE PROGRAM

On November 25, 2003, the Company announced a repurchase plan that authorized share repurchases of up to $10 million of Firstbank Corporation common stock. As of December 31, 2003, the Corporation repurchased 8,000 shares of its stock at an average price of $32.21 under the authorization.

During 2004 the Company repurchased 106,700 shares of its common stock for an average cost per share of $29.95 under the November 2003 repurchase plan.

On June 15, 2004, the Corporation announced a self tender offer to purchase up to 500,000 shares of its common stock, plus up to 2% of outstanding shares, at a price of $30.00 per share and suspended activity under its repurchase program. The offer to purchase shares expired on July 30, 2004 with the tender offer over subscribed. On August 5, 2004, the Corporation accepted 600,000 shares of those tendered for a total cost of $18.0 million. During 2005, the Corporation repurchased 37,200 shares of its common stock for an average cost per share of $27.27.

The Corporation has remaining authority to repurchase up to $5,532,368 of common stock under the November 2003 repurchase plan.

NOTE U – CAPITAL ADEQUACY

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required.

At year end 2005 and 2004, the most recent regulatory notifications categorize the Company as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed that classification.

Actual and required capital amounts at year end (in Thousands of Dollars) and ratios are presented below:

	Actual		Minimum Required For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
2005
Total Capital to Risk Weighted Assets
Consolidated	90,705	10.40%	69,772	8.00%	87,215	10.00%
Firstbank - Alma	21,638	10.89	15,901	8.00	19,877	10.00
Firstbank - Mt. Pleasant	17,621	10.61	13,286	8.00	16,607	10.00
Firstbank - West Branch	19,099	10.48	14,573	8.00	18,217	10.00
Firstbank - Lakeview	10,798	10.38	8,318	8.00	10,398	10.00
Firstbank - St. Johns	5,631	10.72	4,202	8.00	5,252	10.00
Keystone Community Bank	15,976	10.10	12,654	8.00	15,817	10.00
Tier 1 (Core) Capital to Risk Weighted Assets
Consolidated	80,246	9.20%	34,886	4.00%	52,329	6.00%
Firstbank - Alma	19,145	9.63	7,951	4.00	11,926	6.00
Firstbank - Mt. Pleasant	15,616	9.40	6,643	4.00	9,964	6.00
Firstbank - West Branch	16,978	9.32	7,287	4.00	10,930	6.00
Firstbank - Lakeview	9,495	9.13	4,159	4.00	6,239	6.00
Firstbank - St. Johns	4,972	9.47	2,101	4.00	3,151	6.00
Keystone Community Bank	14,097	8.91	6,327	4.00	9,490	6.00
Tier 1 (Core) Capital to Average Assets
Consolidated	80,246	7.89%	40,663	4.00%	50,829	5.00%
Firstbank - Alma	19,145	7.72	9,919	4.00	12,399	5.00
Firstbank - Mt. Pleasant	15,616	8.24	7,577	4.00	9,471	5.00
Firstbank - West Branch	16,978	7.47	9,086	4.00	11,357	5.00
Firstbank - Lakeview	9,495	7.82	4,856	4.00	6,070	5.00
Firstbank - St. Johns	4,972	8.41	2,365	4.00	2,956	5.00
Keystone Community Bank	14,097	8.77	6,327	4.00	8,038	5.00
2004
Total Capital to Risk Weighted Assets
Consolidated	83,777	12.85%	52,142	8.00%	65,177	10.00%
Firstbank - Alma	21,455	11.76	14,596	8.00	18,246	10.00
Firstbank - Mt. Pleasant	17,498	11.22	12,474	8.00	15,593	10.00
Firstbank - West Branch	18,934	11.41	13,273	8.00	16,591	10.00
Firstbank - Lakeview	11,638	12.67	7,346	8.00	9,182	10.00
Firstbank - St. Johns	5,242	11.10	3,777	8.00	4,722	10.00
Tier 1 (Core) Capital to Risk Weighted Assets
Consolidated	75,702	11.61%	26,071	4.00%	39,106	6.00%
Firstbank - Alma	19,162	10.50	7,298	4.00	10,947	6.00
Firstbank - Mt. Pleasant	15,545	9.97	6,237	4.00	9,356	6.00
Firstbank - West Branch	16,852	10.16	6,637	4.00	9,955	6.00
Firstbank - Lakeview	10,484	11.42	3,673	4.00	5,509	6.00
Firstbank - St. Johns	4,649	9.85	1,889	4.00	2,833	6.00
Tier 1 (Core) Capital to Average Assets
Consolidated	75,702	9.46%	32,016	4.00%	40,020	5.00%
Firstbank - Alma	19,162	8.10	9,458	4.00	11,822	5.00
Firstbank - Mt. Pleasant	15,545	8.73	7,120	4.00	8,900	5.00
Firstbank - West Branch	16,852	7.86	8,576	4.00	10,720	5.00
Firstbank - Lakeview	10,484	9.40	4,462	4.00	5,578	5.00
Firstbank - St. Johns	4,649	8.96	2,076	4.00	2,595	5.00

NOTE V – FAIR VALUE OF FINANCIAL INSTRUMENTS

Carrying amount and estimated fair values of financial instruments were as follows at year end:

	(In Thousands of Dollars)
	2005		2004
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial Assets:
Cash and cash equivalents	$ 53,332	$ 53,332	$ 25,772	$ 25,772
Securities available for sale	73,811	73,811	72,475	72,475
Federal Home Loan Bank stock	6,309	6,309	5,355	5,355
Loans held for sale	293	293	1,969	1,969
Loans, net	867,065	843,949	660,506	639,243
Accrued interest receivable	4,093	4,093	2,675	2,675
Financial Liabilities:
Deposits	(811,105)	(808,957)	(603,267)	(602,358)
Securities sold under agreements to
repurchase and overnight borrowings	(43,311)	(43,311)	(39,100)	(39,100)
Federal Home Loan Bank advances	(83,044)	(82,430)	(71,315)	(73,240)
Notes payable and Subordinated Debentures	(17,900)	(17,895)	(10,425)	(10,419)
Accrued interest payable	(1,713)	(1,713)	(846)	(846)

The methods and assumptions used to estimate fair value are described as follows: The carrying amount is the estimated fair value for cash and cash equivalents, short term borrowings, Federal Home Loan Bank stock, accrued interest receivable and payable, demand deposits, short term debt, and variable rate loans or deposits that re-price frequently and fully. Security fair values are based on market prices or dealer quotes, and if no such information is available, on the rate and term of the security and information about the issuer. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent re-pricing or re-pricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values. Fair value of loans held for sale is based on market quotes. Fair value of debt is based on current rates for similar financing. The fair value of off-balance sheet items is based on the current fees or cost that would be charged to enter into or terminate such arrangements. The fair value of off-balance sheet items was not material to the consolidated financial statements at December 31, 2005 and 2004.

NOTE W – BASIC AND DILUTED EARNINGS PER SHARE

(In Thousands, Except per Share Data)

	(In Thousands of Dollars)
	2005	2004	2003
Basic Earnings per Share
Net income	$10,110	$10,358	$12,056
Weighted average common shares outstanding	5,775	5,935	6,239
Basic earnings per share	$ 1.75	$ 1.75	$ 1.93

Diluted Earnings per Share
Net income	$10,110	$10,358	$12,056
Weighted average common shares outstanding	5,775	5,935	6,239
Add dilutive effects of assumed exercises of options	97	134	168

Weighted average common and dilutive potential
Common shares outstanding	5,872	6,069	6,407

Diluted earnings per share	$ 1.72	$ 1.71	$ 1.88

Stock options for 114,553, 61,991, and 61,991 shares of common stock were not considered in computing diluted earnings per share for 2005, 2004, and 2003 because they were anti-dilutive.

NOTE X – FIRSTBANK CORPORATION (PARENT COMPANY ONLY)
CONDENSED FINANCIAL INFORMATION (In Thousands of Dollars)

CONDENSED BALANCE SHEETS

Years Ended December 31st	2005	2004
ASSETS
Cash and cash equivalents	$ 1,061	$ 4,071
Commercial loans	380	465
Investment in and advances to banking subsidiaries	99,928	70,338
Securities	1,613	310
Other assets	13,488	12,142

Total Assets	$116,470	$87,326

LIABILITIES AND EQUITY
Accrued expenses and other liabilities	$ 5,087	$ 4,152
Other Borrowed Funds	7,496	0
Subordinated Debentures	10,310	10,310
Shareholders' equity	93,577	72,864

Total Liabilities and Shareholders' Equity	$116,470	$87,326

CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

Years Ended December 31st	2005	2004	2003
Dividends from banking subsidiaries	$ 12,159	$ 11,350	$ 10,270
Other income	4,632	4,663	4,835
Other expense	(6,853)	(6,849)	(6,239)

Income before income tax and undistributed subsidiary income	9,938	9,164	8,866
Income tax benefit	706	1,239	457
Equity in undistributed subsidiary income	(534)	(45)	2,733

Net income	10,110	10,358	12,056
Change in unrealized gain (loss) on securities, net of tax and
classification effects	(590)	(631)	(526)

Comprehensive income	$ 9,520	$ 9,727	$ 11,530

CONDENSED STATEMENTS OF CASH FLOWS

Years Ended December 31st	2005	2004	2003
Cash flows from operating activities
Net income	$ 10,110	$ 10,358	$ 12,056
Adjustments:
Equity in undistributed subsidiary income	534	45	(2,733)
Change in other assets	(1,346)	(1,122)	(1,050)
Change in other liabilities	935	586	899

Net cash from operating activities	10,233	9,867	9,172
Cash flows from investing activities
Purchases of Securities AFS	(1,303)	(310)	0
Proceeds from sale of securities available for sale	0	0	0
Net decrease (increase) in commercial loans	85	84	741
Payments for Investments in Subsidiaries	(30,714)	0	0

Net cash from investing activities	(31,932)	(226)	741
Cash flows from financing activities
Proceeds from issuance of long-term debt	7,496	21,310	0
Payments of long-term debt	0	(11,000)	0
Proceeds from stock issuance	16,994	2,997	3,838
Purchase of common stock	(1,014)	(21,195)	(5,551)
Dividends paid and cash paid in lieu of fractional shares
on stock dividend	(4,787)	(4,409)	(4,255)

Net cash from financing activities	18,689	(12,297)	(5,968)
Net change in cash and cash equivalents	(3,010)	(2,656)	3,945
Beginning cash and cash equivalents	4,071	6,727	2,782

NOTE Y – OTHER COMPREHENSIVE INCOME

Other comprehensive income components and related taxes were as follows (In Thousands of Dollars):

	2005	2004	2003
Change in unrealized holding gains and losses on available for sale securities	$(861)	$(925)	$(419)
Less reclassification adjustments for gains and losses later recognized in income	33	54	390

Net unrealized gains and losses	(894)	(979)	(809)
Tax effect	304	348	283

Other comprehensive income (loss)	$(590)	$(631)	$(526)

NOTE Z – QUARTERLY FINANCIAL DATA (UNAUDITED)

(In Thousands of Dollars, Except per Share Data)

	1st Quarter	2nd Quarter	2005 3rd Quarter	4th Quarter	Year
Interest income	11,587	$12,118	$12,961	16,464	$53,130
Net interest income	8,148	8,264	8,646	10,258	35,316
Income before federal income taxes	3,137	3,694	3,833	4,149	14,813
Net income	2,137	2,508	2,597	2,868	10,110
Basic earnings per share	0.38	0.45	0.46	0.46	1.75
Diluted earnings per share	0.37	0.44	0.45	0.46	1.72

	1st Quarter	2nd Quarter	2004 3rd Quarter	4th Quarter	Year
Interest income	$10,829	$10,698	$11,091	$11,474	$44,092
Net interest income	8,013	7,888	8,116	8,365	32,382
Income before federal income taxes	3,966	3,778	3,934	2,819	14,497
Net income	2,681	2,565	2,657	2,455	10,358
Basic earnings per share	0.43	0.42	0.46	0.44	1.75
Diluted earnings per share	0.42	0.41	0.45	0.43	1.71

All per share amounts have been adjusted for stock dividends and stock splits.

FIRSTBANK CORPORATION

BOARD OF DIRECTORS

William E. Goggin, Chairman
Chairman, Firstbank - Alma
Attorney, Goggin Law Offices

Duane A. Carr
Attorney, Miel and Carr PC

David W. Fultz
Owner, Fultz Insurance Agency &
Kirtland Insurance Agency

Jeff A. Gardner
Certified Property Manager &
Owner, Gardner Group

Edward B. Grant, Ph.D., CPA
Chairman, Firstbank (Mt. Pleasant)
General Manager, Public Broadcasting,
Central Michigan University

David D. Roslund, CPA
Administrator, Wilcox Health Care Center
Small Business Investor and Manager

Samuel A. Smith
Owner, Smith Family Funeral Homes

Thomas R. Sullivan
President & Chief Executive Officer, Firstbank Corporation
President & Chief Executive Officer, Firstbank (Mt. Pleasant)	OFFICERS

Thomas R. Sullivan
President & Chief Executive

Samuel G. Stone
Executive Vice President, Chief Financial
Officer, Secretary & Treasurer

William L. Benear
Vice President

David M. Brown
Vice President

David L. Miller
Vice President

Dale A. Peters
Vice President

Richard D. Rice
Vice President

Thomas O. Schlueter
Vice President

James E. Wheeler, II
Vice President

NON-BANK SUBSIDIARY

Gladwin Land Company

FIRSTBANK CORPORATION 311 Woodworth Avenue P. O. Box 1029 Alma, Michigan 48801 (989) 463-3131	FIRSTBANK CORPORATION OPERATIONS CENTER 308 Woodworth Avenue Alma, Michigan 48801

FIRSTBANK – ALMA

BOARD OF DIRECTORS

William E. Goggin, Chairman
Chairman, Firstbank Corporation
Attorney, Goggin Law Offices

Martha A. Bamfield, D.D.S.
Dentist, Nester & Bamfield, DDS, PC

Cindy M. Bosley
Chief Administrative Officer, Masonic Pathways

Edward J. DeGroat, CCIM
Commercial Real Estate Operator

Paul C. Lux
Owner, Lux Funeral Homes, Inc.

Donald L. Pavlik
Superintendent, Alma Public Schools

David D. Roslund, CPA
Administrator, Wilcox Health Care Center
Small Business Investor and Manage

Victor V. Rozas
Physician

Thomas R. Sullivan
President & Chief Executive Officer, Firstbank Corporation
President & Chief Executive Officer, Firstbank (Mt. Pleasant)

Saundra J. Tracy, Ph.D.
President, Alma College

James E. Wheeler, II
President & Chief Executive Officer, Firstbank - Alma
Vice President, Firstbank Corporation
OFFICERS

James E. Wheeler, II
President & Chief Executive

Richard A. Barratt
Executive Vice President

Laura A. Crocker
Vice President

Gregory A. Daniels
Vice President

Tammy L. Frisbey
Vice President

Marita A. Harkness
Vice President

Gerald E. Kench
Vice President

Timothy M. Lowe
Vice President

Joan S. Welke
Vice President

Pamela K. Winters
Vice President

SUBSIDIARY
Firstbank - Alma Mortgage

OFFICE LOCATIONS

Alma 7455 N. Alger Road (989) 463-3134 230 Woodworth Ave. (989) 463-3137 311 Woodworth Ave. (989) 463-3131	Ashley 114 S. Sterling St. (989) 847-2394 Merrill 125 W. Saginaw St. (989) 643-7253 Riverdale/Vestaburg 9002 W. Howard City-Edmore Rd. (989) 268-5445	Auburn 4710 S. Garfield Rd. (989) 662-4459 St. Charles 102 Pine St. (989) 865-9918	Ithaca 219 E. Center St. (989) 875-4107 St. Louis 135 W. Washington Ave. (989) 681-5758

FIRSTBANK (MT. PLEASANT)

BOARD OF DIRECTORS

Edward B. Grant, Ph.D., CPA, Chairman
General Manager, Public Broadcasting, Central Michigan University

Steve K. Anderson
President & CEO, Cadillac Tire Center, Cadillac
President & CEO, Upper Lakes Tire, Gaylord

Jack D. Benson
Management Consultant
Formerly - President, Old Kent Bank of Cadillac

Ralph M. Berry
Owner, Berry Funeral Home

Glen D. Blystone, CPA
Blystone & Bailey, CPA's, PC

Kenneth C. Bovee
Partner, Keystone Property Management, Inc.

Robert E. List, CPA
Shareholder, Weinlander Fitzhugh, CPA's
Manager, Clare and Gladwin Offices

William M. McClintic
Attorney, W.M. McClintic, PC

J. Regan O'Neill
President and Co-Founder, Network Reporting Corporation
President and Co-Founder, NetMed Transcription Services, LLC

Phillip R. Seybert
President, P.S. Equities, Inc.

Thomas R. Sullivan
President & Chief Executive Officer, Firstbank Corporation
President & Chief Executive Officer, Firstbank (Mt. Pleasant)

Arlene A. Yost
Secretary and Treasurer, Jay's Sporting Goods, Inc.	OFFICERS

Thomas R. Sullivan
President & Chief Executive Officer

Douglas J. Ouellette
Executive Vice President

Mark B. Perry
Senior Vice President

Robert L. Wheeler
Senior Vice President

Cheryl L. Gaudard
Vice President

Dianne M. Stilson
Vice President

Daniel J. Timmins
Vice President

SUBSIDIARY

Firstbank - Mt. Pleasant Mortgage Company

OFFICE LOCATIONS

Mt. Pleasant 102 S. Main St. (989) 773-2600 4699 Pickard St. (989) 773-2335 2013 S. Mission St. (989) 773-3959 1925 E. Remus Rd. (989) 775-8528	Clare 806 N. McEwan Ave. (989) 386-7313 Cadillac 114 W. Pine St. (231) 775-9000	Shepherd 258 W. Wright Ave. (989) 828-6625	Winn 2783 Blanchard Rd. (989) 866-2210

FIRSTBANK – WEST BRANCH

BOARD OF DIRECTORS

Joseph M. Clark, Chairman
Owner, Morse Clark Furniture

Bryon A. Bernard
CEO, Bernard Building Center

David W. Fultz
Owner, Fultz Insurance Agency &
Kirtland Insurance Agency

Robert T. Griffin
Owner and President, Griffin Beverage Company,
Northern Beverage Co. and West Branch Tank & Trailer

Charles A. Hanes
President, C. A. Hanes, Inc.

Christine R. Juarez
Attorney, Juarez and Juarez, PLLC

Norman J. Miller
Owner, Miller Farms and Miller Dairy Equipment and Feed

Dale A. Peters
President & Chief Executive Officer, Firstbank - West Branch
Vice President, Firstbank Corporation

Jeffrey C. Schubert, D.D.S.
Dentist

Camila J. Steckling, CPA
Weinlander Fitzhugh, CPA's
Certified Public Accountants & Consultants

Thomas R. Sullivan
President & Chief Executive Officer, Firstbank Corporation
President & Chief Executive Officer, Firstbank (Mt. Pleasant)

Mark D. Weber, MD
Orthopedic Surgeon	OFFICERS

Dale A. Peters
President & Chief Executive Officer

Daniel H. Grenier
Executive Vice President

Lorri B. Burzlaff
Vice President

Pamela J. Crainer
Vice President

Danny J. Gallagher
Vice President

James L. Kloostra
Vice President

Margaret A. LaClair
Vice President

Eileen S. McGregor
Vice President

William J. Powell
Vice President

Larry M. Schneider
Vice President

Mark D. Wait
Vice President

Marie A. Wilkins
Vice President

Subsidiaries
1st Armored, Incorporated
1st Title, Incorporated
C.A. Hanes Realty, Incorporated
Firstbank - West Branch Mortgage Company

OFFICE LOCATIONS

West Branch 502 W. Houghton Ave. (989) 345-7900 601 W. Houghton Ave. (989) 345-7900 2087 S. M-76 (989) 345-5050 2375 M-30 (989) 345-6210	Fairview 1979 Miller Rd. (989) 848-2243 Rose City 505 S. Bennett St. (989) 685-3909	Hale 3281 M-65 (989) 728-7566 St. Helen 1990 N. St. Helen Rd. (989) 389-1311	Higgins Lake 4522 W. Higgins Lake Dr. (989) 821-9231

FIRSTBANK – LAKEVIEW

BOARD OF DIRECTORS

Kenneth A. Rader, Chairman
Owner, Ken Rader Farms

William L. Benear
President & Chief Executive Officer, Firstbank - Lakeview
Vice President, Firstbank Corporation

Duane A. Carr
Attorney, Miel and Carr PC

V. Dean Floria
Sheridan Township Supervisor

Chalmer Gale Hixson
Owner, Country Corner Supermarket
Owner, A Flair for Hair
Owner, Harry Chalmers, Inc.
Owner, Powderhorn Ranch

Thomas R. Sullivan
President & Chief Executive Officer, Firstbank Corporation
President & Chief Executive Office, Firstbank (Mt. Pleasant)	OFFICERS

William L. Benear
President & Chief Executive Officer

Kim D. vonKronenberger
Executive Vice President

Karen L. McKenzie
Vice President

Dianne M. Stilson
Vice President

SUBSIDIARY

Firstbank - Lakeview Mortgage Company

OFFICE LOCATION

Lakeview 506 Lincoln Ave. (989) 352-7271 9531 N. Greenville Rd. (989) 352-8180	Canadian Lakes 10049 Buchanan Rd. Stanwood, MI (231) 972-4200 Remus 201 W. Wheatland Ave. (989) 967-3602	Howard City 20020 Howard City-Edmore Rd. (231) 937-4383 Morley 101 E. 4th St. (231) 856-7652

FIRSTBANK – ST. JOHNS

BOARD OF DIRECTORS

Donald A. Rademacher, Chairman
Owner, RSI Home Improvement, Inc.

David M. Brown
President & Chief Executive Officer, Firstbank - St. Johns
Vice President, Firstbank Corporation

Sara Clark-Pierson
Attorney, Certified Public Accountant, Clark Family Enterprises

Ann M. Flermoen, D.D.S.
Dentist

William G. Jackson
Attorney, William G. Jackson, PC

Thomas C. Motz
Owner, Motz Development

Frank G. Pauli
President, Pauli Ford-Mercury,Inc.

Samuel A. Smith
Owner, Smith Family Funeral Homes

Thomas R. Sullivan
President & Chief Executive Officer, Firstbank Corporation
President & Chief Executive Officer, Firstbank (Mt. Pleasant)	OFFICERS David M. Brown President & Chief Executive Officer Craig A. Bishop Senior Vice President Lawrence H. Kruger Vice President Peggy L. Underwood Vice President

SUBSIDIARY Firstbank - St. Johns Mortgage Company

OFFICE LOCATIONS

St. Johns
     201 N. Clinton Ave.
     (989) 227-8383
     1501 Glastonbury Dr.
     (989)227-6995

KEYSTONE COMMUNITY BANK

BOARD OF DIRECTORS

W. Ford Kieft III, Chairman
President, Kieft & Gardner, Inc.

Samuel T. Field
Attorney, Field & Field, P.C.

Jeff A. Gardner
Certified Property Manager &
Owner, Gardner Group

John E. Hopkins
President & Chief Executive Officer, Kalamazoo Community Foundation

Kenneth V. Miller
Partner, Havirco
Owner, Millennium Restaurant Group

Ronald A. Molitor
President, Mol-Son, Inc.

John M. Novak
Member, Miller Johnson Attorneys and Counselors

Thomas O. Schlueter
President & Chief Executive Officer, Keystone Community Bank
Vice President, Firstbank Corporation

Thomas R. Sullivan
President & Chief Executive Officer, Firstbank Corporation
President & Chief Executive Officer, Firstbank (Mt. Pleasant)

John R. Trittschuh, M.D.
President, EyeCare Physicians and Surgeons, P.C.	OFFICERS

Thomas O. Schlueter
President & Chief Executive Officer

Darin R. Caranci
Executive Vice President

John E. Laman
Senior Vice President

Sara S. Dana
Vice President

Rodney S. Dragicevich
Vice President

Allan T. Reiff
Vice President

OFFICE LOCATIONS

Kalamazoo 107 West Michigan Ave. (269) 553-9100 235 North Drake Road (269) 544-9100	Portage 6405 South Westnedge Ave. (269) 321-9100 3910 West Centre Street (269) 323-9100

BUSINESS OF THE COMPANY

Firstbank Corporation (the “Company”) is a bank holding company. As of December 31, 2005, the Company’s subsidiaries are Firstbank – Alma; Firstbank (Mt. Pleasant); Firstbank – West Branch; Firstbank – Lakeview; Firstbank – St. Johns; Keystone Community Bank; 1st Armored, Incorporated; Gladwin Land Company; 1st Title, Incorporated;, and C.A. Hanes Realty, Incorporated. As of December 31, 2005, the Company and its subsidiaries employed 405 people on a full-time equivalent basis.

The Company is in the business of banking. Each subsidiary bank of the Company is a full service community bank. The subsidiary banks offer all customary banking services, including the acceptance of checking, savings and time deposits and the making of commercial, agricultural, real estate, personal, home improvement, automobile and other installment and consumer loans. Trust services are offered to customers through Citizens Bank Wealth Management in the Firstbank – Alma main office. Deposits of each of the banks are insured by the Federal Deposit Insurance Corporation.

The banks obtain most of their deposits and loans from residents and businesses in Bay, Clare, Gratiot, Kalamazoo, Iosco, Isabella, Mecosta, Midland, Montcalm, Ogemaw, Oscoda, Roscommon, Saginaw, and parts of Clinton and Wexford counties. Firstbank – Alma has its main office and one branch in Alma, Michigan, and one branch located in each of the following areas: Ashley, Auburn, Ithaca, Merrill, Pine River Township (near Alma), St. Charles, St. Louis, and Vestaburg, Michigan. Firstbank (Mt. Pleasant) has its main office and one branch located in Mt. Pleasant, Michigan, two branches located in Union Township (near Mt. Pleasant), and one branch located in each of the following areas: Cadillac, Clare, Shepherd, and Winn, Michigan. Firstbank – West Branch has its main office in West Branch, Michigan, and one branch located in each of the following areas: Fairview, Hale, Higgins Lake, Rose City, St. Helen, and West Branch Township (near West Branch), Michigan. Firstbank – Lakeview has its main office and one branch in Lakeview, Michigan, and one branch located in each of the following areas: Canadian Lakes, Howard City, Morley, and Remus, Michigan. Firstbank – St. Johns has its main office and one branch located in St. Johns, Michigan. Keystone Community bank has its main office and one branch located in Kalamazoo, Michigan and two additional branches in Portage, Michigan. The banks have no material foreign assets or income.

The principal sources of revenues for the Company and its subsidiaries are interest and fees on loans and non-interest revenue resulting from banking and non-bank subsidiary activity. On a consolidated basis, interest and fees on loans accounted for approximately 80% of total revenues in 2005, 76% in 2004, and 68% in 2003. Non-interest revenue accounted for approximately 15% of total revenue in 2005, 19% in 2004, and 27% in 2003. Interest on securities accounted for approximately 5% of total revenue in each of 2005, 2004, and 2003.

CORPORATE INFORMATION

Annual Meeting:
The annual meeting of shareholders will be held on
Monday, April 24, 2006, 4:30 p.m., Heritage Center,
Alma College, Alma, Michigan.

Independent Auditors:
Crowe Chizek and Company LLC
Grand Rapids, Michigan

General Counsel:
Varnum Riddering Schmidt & Howlett, LLP
Grand Rapids, Michigan	Stock Information:
Market participants in trading
Firstbank Corporation Common Stock
include:

Citigroup Global Markets, Inc.
E*Trade Capital Markets LLC
Goldman, Sachs & Company
Hill, Thompson, Magid and Co.
Howe Barnes Investments, Inc.
Keefe, Bruyette & Woods, Inc.
Knight Equity Markets, L.P.
Merrill Lynch, Pierce, Fenner
Morgan Stanley & Company, Inc.
Oppenheimer & Company, Inc.
RBC Capital Markets Corp.
Robert W. Baird & Company, Inc.
Ryan Beck & Co., Inc.
Sandler O’Neill & Partners
Stifel, Nicolaus & Company
Susquehanna Capital Group
UBS Capital Markets, L.P.
UBS Securities, LLC

For research information and/or investment
recommendations, contact:

Howe Barnes Investments, Inc.
(800) 800-4693

Oppenheimer & Co.
(800) 863-5434

Ryan Beck & Co., Inc.
(973) 549-4000

Stifel, Nicolaus & Company, Inc.
(800) 788-2190

Registrar and Transfer Company is
Firstbank Corporation’s Transfer Agent.
You may contact the Investor Relations
Department at: (800) 368-5948

APPENDIX A

FIRSTBANK CORPORATION
2006 STOCK COMPENSATION PLAN

ARTICLE 1
ESTABLISHMENT AND PURPOSE OF THE PLAN

        1.1        Establishment of the Plan. Firstbank Corporation, a Michigan corporation (the “Company”), hereby establishes a stock compensation plan to be known as the “Firstbank Corporation Stock Compensation Plan” (the “Plan”), as set forth in this document. The Plan permits the granting of stock options, restricted stock, and other stock-based awards to employees of the Company and its subsidiaries.

        1.2        Purpose of the Plan. The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company’s shareholders, through stock-based compensation, by aligning the personal interests of the Company’s employees with those of its shareholders. The Plan is also designed to allow employees to participate in the Company’s future, as well as to enable the Company to attract, retain and award good employees. Compensation related to Awards under the Plan is generally intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”).

        1.3        Term of Plan. No Awards shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date (“Termination Date”), provided that Awards granted prior to the Termination Date may extend beyond that date.

ARTICLE 2
DEFINITIONS

        For purposes of this Plan, the following terms shall have the meanings set forth below:

        2.1        Award means any award under this Plan of any Options, Restricted Stock, Performance Shares or Other Stock-Based Award.

        2.2        Award Agreement means an agreement evidencing the grant of an Award under this Plan. Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as established by the Committee, and shall be subject to the terms and conditions of the Plan.

        2.3        Award Date means the date that an Award is made, as specified in an Award Agreement.

        2.4        Board means the Board of Directors of the Company.

        2.5        Change in Control is defined in Article 12.

        2.6        Code means the Internal Revenue Code of 1986, as amended.

        2.7        Committee means the Committee, as specified in Article 3, appointed by the Board to administer the Plan.

        2.8        Common Stock means the Common Stock, no par value per share, of the Company.

        2.9        Disability means permanent and total disability as determined under the rules and guidelines established by the Committee for purposes of the Plan.

        2.10        Early Retirement means the termination of a Participant’s employment with the Company or a Subsidiary after the Participant has attained 55 years of age and has been employed by the Company or a Subsidiary for at least ten years, or such other age as shall be determined by the Committee in its sole discretion or as otherwise may be set forth in the Award Agreement with respect to a Participant.

        2.11        Effective Date means February 27, 2006.

        2.12        Employee means any person employed by the Company or a subsidiary (including officers and directors who are also employees).

        2.13        Fair Market Value means the closing sale price per share of the Common Stock on the relevant valuation date on the NASDAQ. If no sale of shares of Common Stock is reflected on the NASDAQ on a date, “Fair Market Value” shall be determined on the first day prior thereto on which there was a sale of shares of Common Stock reflected on NASDAQ. If the Common Stock is not traded on the NASDAQ, then the fair market value shall be determined by reference to the market on which the Common Stock then trades.

        2.14        Incentive Stock Option or ISO means an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

        2.15        “NASDAQ” shall mean the National Association of Securities Dealers Automated Quotation System or any successor then in use.

        2.16        Non-Employee Director has the meaning set forth in Rule 16b-3(b)(3)(i) or any successor definition adopted by the Securities and Exchange Commission.

        2.17        Nonqualified Stock Option or NQSO means an option to purchase shares of Common Stock, granted under Article 6, which is not an Incentive Stock Option.

        2.18        Normal Retirement means the termination of a Participant’s employment with the Company or a Subsidiary after the Participant has attained 62 years of age, and has been employed by the Company or a Subsidiary for at least five years, or such other age as shall be determined by the Committee in its sole discretion or as otherwise may be set forth in the Award Agreement with respect to a Participant and a particular Award.

        2.19        Option means an Incentive Stock Option or a Nonqualified Stock Option.

        2.20        Option Price means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee.

        2.21        Other Stock-Based Award means an Award under Article 9 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

        2.22        Participant means an Employee of the Company or a Subsidiary who holds an outstanding Award granted under the Plan.

        2.23        Performance Shares means an Award granted under Article 8 of this Plan evidencing the right to receive Common Stock or cash of an equivalent value at the end of a specified performance period and upon achievement of specified performance goals or objectives.

        2.24        Permitted Transferee means (i) the spouse, a child, or a grandchild of a Participant (each an “Immediate Family Member”), (ii) a trust for the exclusive benefit of a Participant and/or one or more Immediate Family Members, or (iii) a partnership or limited liability company whose only partners or members are a Participant and/or one or more Immediate Family Members.

        2.25        Restricted Stock means an Award granted to a Participant under Article 7 of this Plan.

        2.26        Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the “Act”), as amended from time to time or any successor rule.

        2.27        Subsidiary means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

        2.28        Termination of Employment means the termination of a Participant’s employment with the Company or a Subsidiary. A Participant employed by a Subsidiary shall also be deemed to incur a Termination of Employment if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an Employee of the Company or another Subsidiary.

ARTICLE 3
ADMINISTRATION

        3.1        The Committee. The Plan shall be administered by a Committee designated by the Board consisting of not less than two (2) directors who shall be appointed from time to time by the Board, each of whom shall qualify as a Non-Employee Director. Initially, the Committee shall consist of all directors of the Company who are Non-Employee Directors.

        3.2        Committee Authority. Subject to the Company’s Articles of Incorporation, Bylaws and the provisions of this Plan, the Committee shall have full authority to grant Awards to Employees of the Company or a Subsidiary. Awards may be granted singly, in combination, or in tandem. The authority of the Committee shall include the following:

(a) To select the Employees of the Company or a Subsidiary to whom Awards may be granted under the Plan;

(b) To determine whether and to what extent Options, Restricted Stock, Performance Shares and Other Stock-Based Awards, or any combination thereof are to be granted under the Plan;

(c) To determine the number of shares of Common Stock to be covered by each Award;

        (d)        To determine the terms and conditions of any Award Agreement, including, but not limited to, the Option Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine in its sole discretion;

        (e)        To determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangements made by the Company or any Subsidiary other than under the terms of this Plan;

(f) To determine under what circumstances an Award may be settled in cash, Common Stock, or a combination thereof; and

(g) To determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred.

        The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan. However, the Committee shall take no action which will impair any Award previously granted under the Plan or cause the Plan or the Award not to meet the requirements of Rule 16b-3. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company, each Subsidiary, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Award granted hereunder, and the Company shall indemnify and hold each such person harmless from and against any claim, demand, judgment, damages, cost, expense, and other liability resulting from or arising out of any such action or determination.

ARTICLE 4
COMMON STOCK SUBJECT TO THE PLAN

        Subject to adjustment as provided in Section 12.1, the maximum aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed 300,000 shares, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Company (“Plan Shares”). Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Committee shall determine from time to time, which shall be consistent with the requirements of Rule 16b-3 and such interpretations thereof. If an Award expires unexercised or is forfeited, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement.

ARTICLE 5
ELIGIBILITY

        The persons who shall be eligible to receive Awards under the Plan shall be such Employees as the Committee shall select from time to time. In making such selections, the Committee shall consider such factors as the Committee in its discretion shall deem relevant. Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan and their respective Award Agreements.

ARTICLE 6
STOCK OPTIONS

        6.1        Options. Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted under this Plan shall be either an Incentive Stock Option (“ISO”) or a Nonqualified Stock Option (“NQSO”).

        6.2        Grants. The Committee shall have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Nonqualified Stock Option.

        6.3        Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422. An Incentive Stock Option shall not be granted to an individual who, on the Award Date, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. The aggregate Fair Market Value, determined on the Award Date of the shares of Common Stock with respect to which one or more Incentive Stock Options (or other incentive stock options within the meaning of Section 422 of the Code, under all other option plans of the Company) granted on or after January 1, 1987, that are exercisable for the first time by a Participant during any calendar year shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

        6.4        Terms of Options. Options granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall, from time to time approve. Each such Award Agreement shall comply with and be subject to the following terms and conditions:

        (a)        Option Price. The Option Price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Award Date.

(b) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten (10) years after the Award Date.

        (c)        Exercisability. Except as provided in Section 12.2, no Option shall be exercisable either in whole or in part prior to the first anniversary of the Award Date. Thereafter, an Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the Award Agreement. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

        (d)        Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept. Notwithstanding the foregoing, an Option shall not be exercisable with respect to less than 50 shares of Common Stock unless the remaining shares covered by an Option are fewer than 50 shares. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned for at least six consecutive months by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or Restricted Stock, or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding payment as determined by the Committee (without regard to any forfeiture restrictions applicable to Restricted Stock). No shares of stock shall be issued until payment has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 13.1 of the Plan. Notwithstanding the foregoing, if payment in full or in part has been made in the form of Restricted Stock, an equivalent number of shares of Common Stock issued on exercise of the Option shall be subject to the same restrictions and conditions, and during the remainder of the Restriction Period (as defined in Section 7.3(a)), applicable to the shares of Restricted Stock surrendered therefor.

        (e)        Nontransferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided, however, a Nonqualified Stock Option may be transferred, without consideration, to a Permitted Transferee if the Participant satisfies such conditions to the transfer as may be required by the Committee. A Permitted Transferee shall succeed to all rights and benefits (except any right to further transfer of the Option) and be subject to all obligations and limitations applicable to the original Participant. However, such rights and benefits (except any right to further transfer the Option), and obligations and limitations shall be determined as if the original Participant continued to hold the Option, whereby provisions of this Plan dealing with termination of employment, retirement, disability or death of a Participant will continue to refer to the original Participant regardless of whether a Nonqualified Stock Option has been transferred to a Permitted Transferee. The Company shall have no obligation to notify a Permitted Transferee of the termination of employment, retirement, disability, or death of a Participant. Further, all Options shall be exercisable, during the Participant’s lifetime, only by such Participant, or, in the case of a Nonqualified Stock Option, by a Participant or a Permitted Transferee, as the case may be. The designation of a person entitled to exercise an Option after a person’s death will not be deemed a transfer.

        (f)        Termination of Employment for Reasons other than Normal Retirement, Early Retirement, Disability, or Death. Upon Termination of Employment for any reason other than Normal Retirement, Early Retirement or on account of Disability or death, each Option held by such Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of such Termination of Employment and shall not have been fully exercised, remain exercisable, in whole or in part, for a period of three (3) months following such Termination of Employment, subject, however, to prior expiration of the term of such Option and any other limitations on the exercise of such Option in effect. Upon Termination of Employment for cause (as determined by the Committee in its sole discretion), the Participant shall have no right to exercise any outstanding unexercised Option granted under this Plan.

        (g)        Termination of Employment for Normal Retirement. Upon Termination of Employment by reason of Normal Retirement, each Option held by such Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of such Normal Retirement and shall not have been fully exercised, remain exercisable, in whole or in part, for a period of fifteen (15) months following such Termination of Employment, subject, however, to prior expiration of the term of such Option and any other limitations on the exercise of such Option in effect. If the Participant dies after such Normal Retirement, the Participant’s Options shall be exercisable in accordance with Section 6.4(j) below.

        (h)        Termination of Employment for Early Retirement. Upon Termination of Employment by reason of Early Retirement, each Option held by such Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of such Early Retirement and shall not have been fully exercised, remain exercisable, in whole or in part, for a period of fifteen (15) months year following such Termination of Employment, subject, however, to prior expiration of the term of such Option and any other limitations on the exercise of such Option in effect. If the Participant dies after such Early Retirement, the Participant’s Options shall be exercisable in accordance with Section 6.4(j) below.

        (i)        Termination of Employment for Disability. Upon Termination of Employment by reason of Disability, each Option held by such Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of such Disability and shall not have been fully exercised, remain exercisable, in whole or in part, for a period of one (1) year following such Termination of Employment, subject, however, to prior expiration of the term of such Option and any other limitations on the exercise of such Option in effect. If the Participant dies after such Disability, the Participant’s Options shall be exercisable in accordance with Section 6.4(j) below.

        (j)        Termination of Employment for Death. Upon Termination of Employment due to death, each Option held by such Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of death and shall not have been fully exercised, remain exercisable, in whole or in part, by the personal representative of the Participant’s estate or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance only under the following circumstances and during the following periods: (i) if the Participant dies while employed by the Company or a Subsidiary, at any time within one (1) year after his death, or (ii) if the Participant dies during the extended exercise period following Termination of Employment specified in Section 6.4(g) or Section 6.4(h), at any time within the longer of such extended period or one (1) year after death, subject, however, in any case, to the prior expiration of the term of such Option and any other limitations on the exercise of such Option in effect.

        (k)        Termination of Options. Any Option that is not exercised within whichever of the exercise periods specified in Sections 6.4(f), (g), (h), (i) or (j) is applicable shall terminate upon expiration of such exercise period.

        (l)        Termination for Cause. Notwithstanding the foregoing, if a Participant’s employment with the Company or a Subsidiary is terminated for cause (as determined by the Committee in its sole discretion), then the Participant shall have no right to exercise any outstanding unexercised Option granted under this Plan.

        (m)        Purchase and Settlement Provisions. The Committee may at any time offer to purchase an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

ARTICLE 7
RESTRICTED STOCK

        7.1        Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock upon the achievement of specific business objectives, measurements of individual or business unit or Company performance, or such other factors as the Committee may determine. The provisions of Restricted Stock awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

        7.2        Awards and Certificates. A prospective Participant selected to receive a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such Participant has executed an Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

        (a)        Acceptance. Awards of Restricted Stock must be accepted within a period of 20 days (or such shorter period as the Committee may specify at grant) after the Award Date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated for such shares of Restricted Stock.

        (b)        Legend. The Committee in its discretion may elect to have shares of Restricted Stock issued in book-entry form with an appropriate notation referencing any applicable restrictions. Alternatively, the Committee may in its discretion determine that a Participant receiving a Restricted Stock Award be issued a stock certificate in respect of such shares of Restricted Stock. Any stock certificates shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Firstbank Corporation 2006 Stock Compensation Plan and related Award Agreement entered into between the registered owner and the Company, dated ____________________. Copies of such Plan and Award Agreement are on file in the offices of the Company, 311 Woodworth Avenue, Alma, Michigan 48801.”

        (c)        Custody. The Committee may require that the stock certificates (if any) evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

        7.3        Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

        (a)        Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during a period set by the Committee (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under this Plan. Subject to these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine.

        (b)        Rights as Shareholder. Except as provided in this subsection (b) and subsection (a) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends. If any dividends or other distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

        (c)        Termination of Employment. Subject to the applicable provisions of the Award Agreement and this Article 7, upon Termination of Employment for any reason during the Restriction Period, all Restricted Shares still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement.

        (d)        Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the Company shall remove the legend referred to in Section 7.2(b) above from the certificates for such shares and such certificates shall be delivered to the Participant.

        (e)        Waiver of Limitation. In the event of the Participant’s Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article 7.

ARTICLE 8
PERFORMANCE SHARES

        8.1        Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the eligible persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the “Performance Period”) during which, and the conditions under which, receipt of the Performance Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 8.2, as specified in the Award Agreement. The Committee may condition the grant of Performance Shares upon the achievement of specific business objectives, measurements of individual or business unit or Company performance, or such other factors or criteria as the Committee shall determine. The provisions of the award of Performance Shares need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

        8.2        Terms and Conditions. Performance Shares awarded pursuant to this Article 8 shall be subject to the following terms and conditions:

        (a)        Nontransferability. Subject to the provisions of this Plan and the related Award Agreement, Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period. At the expiration of the Performance Period, share certificates or cash of an equivalent value (as the Committee may determine in its sole discretion) shall be delivered to the Participant, or his legal representative, in a number equal to the Performance Shares covered by the Award Agreement.

        (b)        Dividends. Unless otherwise determined by the Committee at the time of Award, amounts equal to any cash dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share Award will not be paid to the Participant.

        (c)        Termination of Employment. Subject to the provisions of the Award Agreement and this Article 8, upon Termination of Employment for any reason during the Performance Period for a given Award, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at or after grant.

        (d)        Accelerated Vesting. Based on service, performance and/or such other factors or criteria as the Committee may determine and set forth in the Award Agreement, the Committee may, at or after grant, accelerate the vesting of all or any part of any award of Performance Shares and/or waive the deferral limitations for all or any part of such Award.

ARTICLE 9
OTHER STOCK-BASED AWARDS

        9.1        Other Awards. Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock (“Other Stock-Based Awards”), may be granted either alone or in addition to or in tandem with Options, Restricted Stock or Performance Shares. Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each Participant and such Awards to individual Participants need not be the same in subsequent years.

        9.2        Terms and Conditions. Other Stock-Based Awards made pursuant to this Article 9 shall be set forth in an Award Agreement and shall be subject to the following terms and conditions:

        (a)        Nontransferability. Subject to the provisions of this Plan and the Award Agreement, shares of Common Stock subject to Awards made under this Article 9 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

        (b)        Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of this Plan and the Award Agreement, the recipient of an Award under this Article 9 shall be entitled to receive, currently or on a deferred stock basis, dividends or other distributions with respect to the number of shares of Common Stock covered by the Award.

        (c)        Vesting. Any Award under this Article 9 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

        (d)        Waiver of Limitation. In the event of the Participant’s Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article 9.

(e) Price. Common Stock issued or sold under this Article 9 may be issued or sold for no cash consideration or such consideration as the Committee shall determine and specify in the Award Agreement.

ARTICLE 10
TERMINATION OR AMENDMENT OF THE PLAN

        The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company’s shareholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Section 12.1); (ii) change the definition of Employees eligible to receive Awards under this Plan; (iii) decrease the option price of any Option to less than one hundred percent (100%) of the Fair Market Value on the Award Date for an Option; (iv) extend the maximum option period under Section 6.4(b) of the Plan; or (v) cause the Plan not to comply with either Rule 16b-3, or any successor rule under the Act, or Section 162(m) of the Code. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 12.2, no such amendment or other action by the Committee shall impair the rights of any Participant without the Participant’s consent. Awards may not be granted under the Plan after the Termination Date, but Awards granted prior to such date shall remain in effect or become exercisable pursuant to their respective terms and the terms of this Plan.

ARTICLE 11
UNFUNDED PLAN

        This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

ARTICLE 12
ADJUSTMENT PROVISIONS

        12.1        Antidilution. Subject to the provisions of this Article 12, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 4 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to the then outstanding Awards.

        12.2        Change in Control. In the event of a merger or consolidation of the Company with or into another corporation or any other entity or the exchange of substantially all of the outstanding stock of the Company for shares of another entity in which, after either transaction, the prior shareholders of the Company own less than 50% of the voting shares of the continuing or surviving entity, or in the event of the sale of all or substantially all of the assets of the Company, (either event, a “Change of Control”), then each outstanding Award shall be assumed or an equivalent option or award substituted by the successor corporation or a parent or subsidiary of the successor corporation, with appropriate adjustments as to the number and kind of shares and prices. In the event that the Administrator determines that the successor corporation or a parent or a subsidiary of the successor corporation has refused to assume or substitute an equivalent option or award for each outstanding Award, then all Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify all Participants that all outstanding Options shall be fully exercisable for a period of thirty (30) days from the date of such notice and that any Options that are not exercised within such period shall terminate upon the expiration of such period.

        12.3        Adjustments by Committee. Any adjustments pursuant to this Article 12 will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

ARTICLE 13
GENERAL PROVISIONS

        13.1        Legend. The Committee may require each person purchasing shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        13.2        No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other Employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an Employee is employed to terminate his or her employment at any time.

        13.3        Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of any federal, state or local taxes required by law to be withheld. Unless otherwise prohibited by the Committee, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares otherwise issuable to the Participant a number of shares having a Fair Market Value as of the Tax Date (defined below), less than or equal to the amount of the withholding tax obligation; or (c) delivering to the Company unencumbered shares owned by the Participant having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation. The “Tax Date” shall be the date that the amount of tax to be withheld is determined.

        13.4        No Assignment of Benefits. No Option, Award or other benefit payable under this Plan shall, except as otherwise specifically provided in this Plan or as otherwise specifically provided by law, be subject in any manner to alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

        13.5        Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws and in the courts of the state of Michigan.

        13.6        Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

        13.7        Rights as a Shareholder. Except as otherwise provided in an Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.

ARTICLE 14
SHAREHOLDER APPROVAL

        The Plan shall be effective on the Effective Date and shall be submitted for approval by the shareholders of the Company at the 2006 annual meeting of shareholders. If the shareholders do not approve the Plan at such meeting, the Plan, and any Awards granted or other action taken under the Plan, shall terminate and be void and of no effect.

REVOCABLE PROXY
FIRST BANK CORPORATION

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For Annual Meeting of Shareholderson
April 24, 2006

The undersigned, a shareholder of FIRSTBANK CORPORATION, hereby appoints THOMAS R. SULLIVAN and SAMUEL G. STONE as proxies, each with full power to act without the other and to appoint his substitute and hereby authorizes them to represent and vote as designated hereon, all shares of Firstbank Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Firstbank Corporation to be held April 24, 2006 and at any adjournment thereof.

Please be sure to sign and date this Proxy in the box below.      Date ________, 2006

__________________________________________________________________________________
Shareholder sign above    Co-holder (if any) sign above

1. In the ELECTION OF DIRECTORS (except as marked to the contrary below):

For [ ]     Withhold [ ]     For All Except [ ]

Jeff A. Gardner
David D. Roslund
Thomas R. Sullivan

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

_________________________________

2. To approve the Firstbank Corporation 2006 Stock Compensation Plan.
For [ ]     Against [ ]     Abstain [ ]

3. Upon all matters which may properly come before the meeting, including matters incident to the conduct of the meeting or any adjournments thereof.
For [ ]     Against [ ]     Abstain [ ]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN A MANNER DIRECTED HEREIN BY THE BELOW SIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1, “FOR” THE FIRSTBANK CORPORATION 2006 STOCK COMPENSATION PLAN, AND IN THE PROXIES’ DISCRETION ON OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in partnership or company name by authorized person.

Detach above card, sign, date and mail in postage paid envelope provided.

FIRSTBANK CORPORATION

PLEASE MARK/SIGN, DATE AND RETURN THIS PROXY
PROMPTLY USING THE ENCLOSED ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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